Exhibit 10.17

                                                                  EXECUTION COPY

                           REVOLVING CREDIT AGREEMENT

                         dated as of September 23, 2003

                                      among

                              JLG INDUSTRIES, INC.,
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                 SUNTRUST BANK,
                        as Issuing Bank, Swingline Lender
                            and Administrative Agent

                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                              as Syndication Agent

                                       and

                            STANDARD FEDERAL BANK NA,
                             as Documentation Agent

================================================================================

                         SUNTRUST CAPITAL MARKETS, INC.,
                        as Lead Arranger and Book Manager


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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS; CONSTRUCTION............................................................1

         Section 1.1.   Definitions.................................................................1
         Section 1.2.   Classifications of Loans and Borrowings....................................34
         Section 1.3.   Accounting Terms and Determination.........................................34
         Section 1.4.   Terms Generally............................................................34

ARTICLE II     AMOUNT AND TERMS OF THE COMMITMENTS.................................................35

         Section 2.1.   General Description of Facilities..........................................35
         Section 2.2.   Revolving Loans............................................................35
         Section 2.3.   Procedure for Revolving Borrowings.........................................35
         Section 2.4.   Swingline Commitment.......................................................36
         Section 2.5.   Procedure for Swingline Loans..............................................36
         Section 2.6.   Funding of Borrowings......................................................37
         Section 2.7.   Interest Elections.........................................................38
         Section 2.8.   Optional Reduction and Termination of Commitments..........................39
         Section 2.9.   Repayment of Loans.........................................................39
         Section 2.10.  Evidence of Indebtedness...................................................40
         Section 2.11.  Optional Prepayments.......................................................40
         Section 2.12.  Mandatory Prepayments......................................................40
         Section 2.13.  Interest on Loans..........................................................42
         Section 2.14.  Fees.......................................................................42
         Section 2.15.  Computation of Interest and Fees...........................................43
         Section 2.16.  Inability to Determine Interest Rates......................................43
         Section 2.17.  Illegality.................................................................44
         Section 2.18.  Increased Costs............................................................45
         Section 2.19.  Funding Indemnity..........................................................46
         Section 2.20.  Taxes......................................................................47
         Section 2.21.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs................49
         Section 2.22.  Letters of Credit..........................................................51
         Section 2.23.  Extension of Revolving Commitment Termination Date.........................56
         Section 2.24.  Alternate Currency Provisions..............................................58
         Section 2.25.  European Economic and Monetary Union.......................................60
         Section 2.26.  Collateral.................................................................62
         Section 2.27.  Increase of Commitments, Additional Lenders................................62

ARTICLE III    CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT.................................63

         Section 3.1.   Conditions To Effectiveness................................................63
         Section 3.2.   Each Credit Event..........................................................66
         Section 3.3.   Delivery of Documents......................................................67

ARTICLE IV     REPRESENTATIONS AND WARRANTIES......................................................67

         Section 4.1.   Existence; Power...........................................................67
         Section 4.2.   Organizational Power; Authorization........................................67
         Section 4.3.   Governmental Approvals; No Conflicts.......................................67
         Section 4.4.   Financial Statements.......................................................68
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         Section 4.5.   Litigation and Environmental Matters.......................................68
         Section 4.6.   Compliance with Laws and Agreements........................................69
         Section 4.7.   Investment Company Act, Etc................................................69
         Section 4.8.   Taxes......................................................................69
         Section 4.9.   Margin Regulations.........................................................69
         Section 4.10.  ERISA......................................................................69
         Section 4.11.  Ownership of Property......................................................70
         Section 4.12.  Disclosure.................................................................70
         Section 4.13.  Labor Relations............................................................70
         Section 4.14.  Subsidiaries...............................................................71
         Section 4.15.  Insolvency.................................................................71
         Section 4.16.  Subordination of Subordinated Debt; Senior Unsecured Notes.................71

ARTICLE V      AFFIRMATIVE COVENANTS...............................................................71

         Section 5.1.   Financial Statements and Other Information.................................71
         Section 5.2.   Notices of Material Events.................................................73
         Section 5.3.   Existence; Conduct of Business.............................................73
         Section 5.4.   Compliance with Laws, Etc..................................................74
         Section 5.5.   Payment of Obligations.....................................................74
         Section 5.6.   Books and Records..........................................................74
         Section 5.7.   Visitation, Inspection, Etc................................................74
         Section 5.8.   Maintenance of Properties; Insurance.......................................75
         Section 5.9.   Use of Proceeds and Letters of Credit......................................75
         Section 5.10.  Cash Management............................................................75
         Section 5.11.  Additional Subsidiaries....................................................75
         Section 5.12.  Further Assurances.........................................................77
         Section 5.13.  Post-Closing Requirements..................................................77

ARTICLE VI     FINANCIAL COVENANTS.................................................................78

         Section 6.1.   Leverage Ratio.............................................................78
         Section 6.2.   Senior Leverage Ratio......................................................78
         Section 6.3.   Fixed Charge Coverage Ratio................................................78
         Section 6.4.   Consolidated Tangible Net Worth............................................79

ARTICLE VII    NEGATIVE COVENANTS..................................................................79

         Section 7.1.   Indebtedness; Preferred Equity.............................................79
         Section 7.2.   Negative Pledge............................................................81
         Section 7.3.   Fundamental Changes........................................................82
         Section 7.4.   Investments, Loans, Etc....................................................83
         Section 7.5.   Restricted Payments........................................................85
         Section 7.6.   Sale of Assets.............................................................86
         Section 7.7.   Transactions with Affiliates...............................................87
         Section 7.8.   Restrictive Agreements.....................................................87
         Section 7.9.   Sale and Leaseback Transactions............................................88
         Section 7.10.  Hedging Transactions.......................................................88
         Section 7.11.  Payment of and Amendments to Senior Unsecured Notes and Subordinated Debt..88
         Section 7.12.  Accounting Changes; Fiscal Year............................................89

ARTICLE VIII   EVENTS OF DEFAULT...................................................................89

         Section 8.1.Events of Default.............................................................89
         Section 8.2.Application of Proceeds After Acceleration or Maturity........................92
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ARTICLE IX     THE ADMINISTRATIVE AGENT............................................................92

         Section 9.1.   Appointment of Administrative Agent........................................92
         Section 9.2.   Nature of Duties of Administrative Agent...................................93
         Section 9.3.   Lack of Reliance on the Administrative Agent...............................94
         Section 9.4.   Certain Rights of the Administrative Agent.................................94
         Section 9.5.   Reliance by Administrative Agent...........................................94
         Section 9.6.   The Administrative Agent in its Individual Capacity........................94
         Section 9.7.   Successor Administrative Agent.............................................94
         Section 9.8.   Authorization to Execute other Loan Documents..............................95
         Section 9.9.   Appointment of Syndication Agent and Documentation Agent...................95

ARTICLE X      MISCELLANEOUS.......................................................................95

         Section 10.1.  Notices....................................................................95
         Section 10.2.  Waiver; Amendments.........................................................98
         Section 10.3.  Expenses; Indemnification..................................................99
         Section 10.4.  Successors and Assigns....................................................100
         Section 10.5.  Governing Law; Jurisdiction; Consent to Service of Process................103
         Section 10.6.  WAIVER OF JURY TRIAL......................................................103
         Section 10.7.  Right of Setoff...........................................................104
         Section 10.8.  Counterparts; Integration.................................................104
         Section 10.9.  Survival..................................................................104
         Section 10.10. Severability..............................................................105
         Section 10.11. Confidentiality...........................................................105
         Section 10.12. Interest Rate Limitation..................................................105
         Section 10.13. Waiver of Effect of Corporate Seal........................................106
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Schedules

         Schedule I       -    Applicable Margin and Applicable Percentage
         Schedule II      -    Existing Letters of Credit
         Schedule III     -    Existing Synthetic Leases
         Schedule 4.5     -    Environmental Matters
         Schedule 4.14    -    Subsidiaries
         Schedule 5.13    -    Post Closing Bank Account Control Agreements
                               and Investment Control Agreements
         Schedule 7.1     -    Outstanding Indebtedness
         Schedule 7.2     -    Existing Liens
         Schedule 7.4     -    Existing Investments

Exhibits

         Exhibit A        -    Form of Revolving Credit Note
         Exhibit B        -    Form of Swingline Note
         Exhibit C        -    Form of Assignment and Acceptance
         Exhibit D        -    Form of Subsidiary Guaranty Agreement
         Exhibit E        -    Form of Borrowing Base Certificate
         Exhibit F             Form of Investment Control Agreement
         Exhibit 2.3      -    Form of Notice of Revolving Borrowing
         Exhibit 2.5      -    Form of Notice of Swingline Loan
         Exhibit 2.7      -    Form of Notice of Conversion/Continuation
         Exhibit 5.1(c)   -    Form of Compliance Certificate


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                           REVOLVING CREDIT AGREEMENT

            THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of September 23, 2003 by and among JLG INDUSTRIES, INC., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions and lenders from time to time party hereto (the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), as issuing bank (the "Issuing Bank") and as swingline lender (the "Swingline Lender"), MANUFACTURERS AND TRADERS TRUST COMPANY, as syndication agent (the "Syndication Agent") and STANDARD FEDERAL BANK NA, as documentation agent (the "Documentation Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the Lenders establish a $175,000,000 revolving credit facility in favor of the Borrower;

            WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility, letter of credit subfacility and the swingline subfacility in favor of the Borrower;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

            Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified:

            "Account Debtor" shall mean any Person who is obligated under an Account.

            "Accounts" shall mean, for any Person, all "accounts" (as defined in the UCC) and all amounts payable to such Person in respect of Customer Financings, now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights.

            "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurocurrency Borrowing, the rate per annum obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1.00 minus the Eurocurrency Reserve Percentage.

            "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.


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            "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" shall mean the power, directly or indirectly, either to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have the meanings correlative thereto.

            "Aggregate Revolving Commitment Amount" shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount equals $175,000,000.

            "Aggregate Revolving Commitments" shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

            "Alternate Currency" shall mean any freely convertible, transferable foreign currency available to all Lenders.

            "Alternate Currency Letter of Credit" shall mean any letter of credit issued in an Alternate Currency by the Issuing Bank for the account of the Borrower pursuant to Section 2.22.

            "Alternate Currency Loan" shall mean a Revolving Eurocurrency Loan denominated in an Alternate Currency.

            "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office, branch, affiliate or correspondent of such Lender (or an Affiliate of such Lender) as such Lender may from time to time designated by notice to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" shall mean, as of any date, with respect to interest on all Revolving Loans and the Letter of Credit Fee, as applicable, a percentage per annum determined by reference to the applicable Leverage Ratio from time to time in effect as set forth on Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending in January 2004 are delivered shall be at Level I on Schedule I.


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            "Applicable Percentage" shall mean, as of any date, with respect to the Commitment Fee as of any date, a percentage per annum determined by reference to the applicable Leverage Ratio from time to time in effect as set forth on Schedule I; provided, that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the Commitment Fee from the Closing Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending in January 2004 are required to be delivered shall be at Level I as set forth on Schedule I.

            "Approved Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Asset Sale" shall have the meaning assigned to such term in Section 7.6.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

            "Assuming Lender" shall have the meaning assigned to such term in
Section 2.23(d).

            "Availability Period" shall mean the period from the Closing Date to the Revolving Commitment Termination Date.

            "Bank Account" shall have the meaning assigned to such term in
Section 5.10.

            "Bank Account Control Agreement" shall mean each agreement among a Loan Party, the Collateral Agent and a bank at which such Loan Party maintains deposit accounts, granting "control" over such deposit accounts to the Collateral Agent in a manner that perfects the Lien of the Collateral Agent under the UCC.

            "Base Rate" shall mean the higher of (a) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative


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Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

            "Blocked Accounts" shall have the meaning assigned to such term in
Section 5.10(a).

            "Borrower Reimbursement Notice" shall have the meaning assigned to such term in Section 2.22(d).

            "Borrowing" shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "Borrowing Availability" shall mean, at any time, the Borrowing Limit less the Revolving Credit Exposure of all Lenders at such time.

            "Borrowing Base" shall mean, at any time, the sum of (a) 85% of Eligible Accounts, plus (b) 70% of Domestic Finished Equipment, plus (c) 45% of Domestic Finished Replacement Parts, plus (d) 25% of Domestic Raw Materials, plus (e) 55% of Domestic Used Equipment, plus (f) 35% of Domestic Rental Fleet Equipment, minus (g) reserves for losses, expenses and liabilities as the Administrative Agent shall determine are necessary in its reasonable credit judgment based on the results of appraisals, field examinations and other Collateral and Borrowing Base evaluations conducted by the Administrative Agent, including without limitation, a $5,000,000 liquidation reserve as of the Closing Date.

            "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit E.

            "Borrowing Limit" shall mean, at any time, the lesser of (a) the Aggregate Revolving Commitment Amount at such time and (b) (i) the Borrowing Base as reported in the Borrowing Base Certificate most recently delivered to the Lenders pursuant to Section 3.1(b)(xiv) or Section 5.1(f), less (ii) $10,000,000, less (iii) the amount outstanding under the Pari Passu Credit Facility at such time, less (iv) the amount of the Defaulted Material Foreign Indebtedness during any Material Foreign Indebtedness Cure Period, less (v) the Swap Termination Value of the Citizens Interest Rate Hedge Agreement as of the Business Day immediately preceding delivery of the most recently delivered Borrowing Base Certificate pursuant to Section 5.1(f), less (vi) the Swap Termination Value of the Tokyo Interest Rate Hedge Agreement as of the Business Day immediately preceding delivery of the most recently delivered Borrowing Base Certificate pursuant to Section 5.1(f).

            "Business Day" shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurocurrency Loan or a notice with respect to any of the foregoing, (i) in a Currency other than Euros, any day on which dealings in the applicable Currency are not carried on in the applicable interbank Eurocurrency market in London, England and in the country of issue of the applicable Currency, and (ii) in Euros, any day on which the Trans-European Automated Real-time Gross settlement Express Transfer


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system (commonly known as TARGET) is not open for settlement of payment in
Euros, and (c) in Euros and National Currency Unit, any day on which prime banks in London, England that generally provide quotations for deposits denominated in Euros and such National Currency Unit are not open for business.

            "Calculation Date" means the last Business Day of each calendar quarter.

            "Capital Expenditures" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

            "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Leases" shall mean, as to any Person, any lease of any real or personal property in respect of which the obligations of the lessee are required, in accordance with GAAP, to be classified and accounted for as a capital lease on the consolidated balance sheet of such Person.

            "Capital Stock" of any Person shall mean any capital stock (or in the case of a partnership or limited liability company, the partners' or members' equivalent equity interest) of such Person, whether common or preferred.

            "Cayman Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the date hereof, executed by the Borrower and JLG International, in favor of the Collateral Agent for the benefit of the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement, pursuant to which the Borrower shall pledge 66% of the general partnership and limited partnership interests of JLG Investments, L.P., a Cayman Islands limited partnership.

            "Change in Control" shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors on the date hereof or directors nominated by the board of directors of the Borrower or (ii) appointed by directors on the date hereof or directors so nominated.

            "Change in Law" shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental


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Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18(b), by such Lender's or the Issuing Bank's parent company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Citizens Interest Rate Hedge Agreement" shall mean that certain ISDA Master Agreement (including the Schedule thereto), dated as of June 6, 2003, pursuant to which the Borrower, certain of its Subsidiaries and Citizens Bank of Pennsylvania entered into a Transaction (as such term is defined in the Citizens Interest Rate Hedge Agreement) on June 6, 2003, in the notional amount of $70,000,000 under the terms and conditions specified in the Citizens Swap Transaction, as amended, restated, supplemented or otherwise modified from time to time.

            "Citizens Swap Transaction" shall mean that certain Confirmation (as such term is defined in the Citizens Interest Rate Hedge Agreement) related to the Citizens Interest Rate Hedge Agreement, as amended, restated, supplemented or modified from time to time; provided, at no time shall the notional amount be in excess of $70,000,000.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

            "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with
Section 10.2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

            "Collateral" shall mean all personal property of any Loan Party that is the subject of a Lien granted pursuant to a Collateral Document to the Collateral Agent for the benefit of (i) the Lenders to secure the whole or any part of the Obligations or any Guarantee thereof, (ii) the lender under the Pari Passu Credit Facility to secure the whole or any part of the obligations of any of the Loan Parties under the Pari Passu Credit Facility, (iii) The Bank of Tokyo-Mitsubishi, Ltd., New York Branch to secure the whole or any part of the obligations of any of the Loan Parties under the Tokyo Swap Transaction and (iv) Citizens Bank of Pennsylvania to secure the whole or any part of the obligations of any of the Loan Parties under the Citizens Swap Transaction.

            "Collateral Access Agreements" shall mean all landlord waivers, warehouseman agreements, bailee acknowledgments and customs brokers acknowledgments executed by any Loan Party and a third party with possession of any Collateral or leasing real property to such Loan Party at which Collateral is located, delivered in connection herewith.

            "Collateral Agent" shall mean SunTrust Bank, in its capacity as the collateral agent for the Lenders, the lender providing the Pari Passu Credit Facility, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and Citizens Bank of Pennsylvania.


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            "Collateral Documents" shall mean, collectively, the Security
Agreement, the Pledge Agreements, all Investment Control Agreements, all Bank Account Control Agreements, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements, the Perfection Certificate, all Collateral Access Agreements, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Collateral Agent, the Administrative Agent and the Lenders in connection with the foregoing.

            "Commitment" shall mean a Revolving Commitment, a Swingline Commitment or any combination thereof (as the context shall permit or require).

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.14(b).

            "Compliance Certificate" shall mean a certificate from the chief financial officer of the Borrower in the form of, and containing the certifications set forth in, Exhibit 5.1(c).

            "Consenting Lender" shall have the meaning assigned to such term in
Section 2.23(c).

            "Consolidated" shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

            "Consolidated EBITDA" shall mean, for any period, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization for such period, determined on a consolidated basis in accordance with GAAP, (iv) all restructuring charges of the Borrower and its Consolidated Subsidiaries taken during such period related to the OmniQuip Acquisition, of which the aggregate amount of all cash charges that may be added back during the term of this Agreement shall not exceed $20,000,000, and (v) non-cash expenses of the Borrower and its Consolidated Subsidiaries for such period relating to stock options or other stock-based compensation (other than non-cash expenses relating to restricted share awards determined in accordance with past practice) to the extent required to be expensed under applicable laws or regulations, plus
(c) an amount equal to (i) on or prior to July 31, 2003, $1,500,000, (ii) after July 31, 2003 and on or prior the last day of the Fiscal Quarter ending in October 2003, $1,125,000, (iii) after the end of the Fiscal Quarter ending in October 2003 and on or prior to the last day of the Fiscal Quarter ending in January 2004, $750,000, (iv) after the end of the Fiscal Quarter ending in January 2004 and on or prior to the last day of the Fiscal Quarter ending in April 2004, $375,000, and (v) $0 thereafter.

            "Consolidated Fixed Charges" shall mean, for any period, the sum of
(a) Consolidated Interest Expense paid in cash during such period, plus (b) dividends and distributions to holders of Capital Stock, warrants and related instruments of the Borrower and its Consolidated Subsidiaries paid in cash during such period, plus (c) scheduled principal payments required to be made on all Indebtedness of the Borrower and its Consolidated Subsidiaries (excluding payments with respect to the Senior Unsecured Notes and the Senior Subordinated Notes, but including the portion of rental expense that would be attributed to principal of the Borrower and its Consolidated Subsidiaries for such period in respect of Synthetic Leases as if such Synthetic Leases were Capital Leases) during such period.

            "Consolidated Interest Expense" shall mean, for any period, the sum of (a) total interest expense of the Borrower and its Consolidated Subsidiaries for such period measured on a consolidated basis in accordance with GAAP, including without limitation the interest component of any payments in respect of Capital Leases, plus (b) the net amount payable (or minus the net amount receivable) with respect to interest rate Hedging Obligations during such period plus (c) the portion of rental expense that would be attributed to interest of the Borrower and its Consolidated Subsidiaries for such period in respect of Synthetic Leases as if such Synthetic Leases were Capital Leases.

            "Consolidated Net Funded Debt" shall mean, as of any date, (a) Consolidated Total Debt as of such date, less (b) cash or cash equivalents of the Borrower and its Consolidated Subsidiaries as of such date in excess of $10,000,000 to the extent maintained in domestic accounts in which the Collateral Agent has a perfected security interest that has the highest priority that can be obtained by perfecting such security interest under the UCC.

            "Consolidated Net Funded Senior Debt" shall mean, as of any date,
(a) Consolidated Net Funded Debt as of such date, less (b) the outstanding principal amount of the all Subordinated Debt as of such date, less (c) up to $125,000,000 of the outstanding principal amount of the Senior Unsecured Notes as of such date.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period measured on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any non-cash gains attributable to write-ups of assets (but including any non-cash losses attributable to write-downs of assets), (c) any equity interest of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or its assets are acquired by the Borrower or any Subsidiary.

            "Consolidated Tangible Net Worth" shall mean, as of any date, (a) total shareholders' equity of the Borrower and its Consolidated Subsidiaries as of such date, less (b) the net book amount of all assets of the Borrower and its Consolidated Subsidiaries that would be classified as intangible assets on a consolidated balance sheet of the Borrower as of such date.

            "Consolidated Total Debt" shall mean, as of any date, the aggregate amount of all Indebtedness (other than operating leases that are not Synthetic Leases) of the Borrower and its Consolidated Subsidiaries as of such date; provided that Indebtedness of the type described in clauses (c), (d), (e), (f) and (l) of the definition of Indebtedness and clause (i) of the definition of Indebtedness with respect to guaranties of Indebtedness of the type described in clauses (c) and (e) of the definition thereof, shall, in each case, be calculated as of the last day of the immediately preceding Fiscal Quarter for which financial statements have been delivered in accordance with Section 5.1.

            "Contractual Currency" shall have the meaning assigned to such term in Section 2.24(b).

            "Contractual Obligation" of any Person shall mean any material provision of any security issued by such Person or of any material agreement, instrument or undertaking under which such Person is obligated or by which it or any material portion of the property in which it has an interest is bound.

            "Conversion Date" shall have the meaning assigned to such term in
Section 2.24 (b).

            "Copyright" shall have the meaning assigned to such term in the Security Agreement.

            "Copyright Security Agreements" shall mean, collectively, the Grant of Security Interest in Copyright Rights agreements executed by the Loan Parties owning Copyrights or licenses of Copyrights in favor of the Collateral Agent, on behalf of itself, and the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement.

            "Currency" shall mean Dollars or any Alternate Currency.

            "Customer Financings" shall mean all leases (including operating leases, financing leases, and synthetic leases) and all conditional sale agreements, pursuant to which the Borrower or any of its Subsidiaries leases or conditionally sells new or used equipment either manufactured or remanufactured by the Borrower or any of its Subsidiaries, other than (a) any open accounts receivable from the sale of equipment or (b) Monetization Assets that are the subject of a Monetization Transaction.

            "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "Default Interest" shall have the meaning assigned to such term in
Section 2.13(b).

            "Defaulted Material Foreign Indebtedness" shall have the meaning assigned to such term in Section 8.1(g).

            "Determination Date" shall mean:

            (a) in connection with any new Alternate Currency Loan or Obligation relating to an Alternate Currency Letter of Credit, the Business Day which is the earlier of the date such credit is extended or the date the interest rate is set, as applicable;

            (b) in connection with the continuation of a Borrowing into a new Interest Period, the Business Day which is the earlier of the date such Borrowing is continued or the date the rate is set, as applicable; or

            (c) the date of any reduction of the Revolving Commitments pursuant to the terms of Article II; and

            (d) such additional dates, not more frequently than once a calendar quarter if no Default has occurred, as may be determined by the Administrative Agent.

            "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

            "Dollar Equivalent" shall mean, on any date, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to any amount denominated in an Alternate Currency, the amount of Dollars that would be required to purchase the amount of such Alternate Currency on such date based upon the Exchange Rate as of the applicable Determination Date.

            "Domestic Finished Equipment" shall mean Eligible Inventory consisting of finished equipment, including but not limited to all finished aerial work platforms, telehandlers and telescoping hydraulic excavators.

            "Domestic Finished Replacement Parts" shall mean Eligible Inventory consisting of finished replacement parts for equipment.

            "Domestic Pledge Agreement" shall mean that certain Pledge Agreement, dated as of the date hereof, executed by each Loan Party that owns any Capital Stock of a Material Domestic Subsidiary, in favor of the Collateral Agent for the benefit of the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement, pursuant to which such Loan Parties shall pledge 66% of the Capital Stock of JLG International and 100% of the Capital Stock of each other Material Domestic Subsidiary.

            "Domestic Raw Material" shall mean Eligible Inventory consisting of purchased raw materials and component inventories.

            "Domestic Rental Fleet Equipment" shall mean Eligible Inventory consisting of equipment rented by the Borrower or any of its Subsidiaries to third parties.

            "Domestic Subsidiary" shall mean each Subsidiary that is not a Foreign Subsidiary.

            "Domestic Used Equipment" shall mean Eligible Inventory consisting of finished equipment that has been previously rented to third parties, taken in trade from third parties, purchased on the open market, remanufactured, reconditioned or otherwise acquired in any manner.

            "Eligible Accounts" shall mean all Accounts of the Loan Parties other than any Account:

            (a) that does not arise from the sale of goods, Customer Financings or the performance of services by any Loan Party in the ordinary course of its business;

            (b) upon which (i) the right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, other than customary conditions applicable to any Loan Party in connection with Customer Financings, (ii) such Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to completion of further performance by such Loan Party under such contract or is subject to the equitable lien of a surety bond issuer;

            (c) which is subject to any defense, right of set-off or counterclaim, but only to the extent of such defense, set-off or counterclaim, unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such defense, set-off or counterclaim;

            (d) (i) that is not a bona fide, valid and enforceable obligation of the Account Debtor, (ii) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason or (iii) that is subject to any dispute actually asserted in writing by the Account Debtor;

            (e) that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

            (f) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any department, agency or instrumentality thereof unless the Loan Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, as amended, or the Financial Administration Act (Canada), as amended, as applicable, with respect to such obligation to the reasonable satisfaction of the Administrative Agent;

            (g) with respect to which an invoice has not been sent (including by electronic transmission) to the applicable Account Debtor;

            (h) that is not owned solely by the Loan Parties or that is subject to any right, claim, interest or Lien of another Person, other than a Lien in favor of the Collateral Agent and Permitted Encumbrances, including without limitation all Monetization Assets;

            (i) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment (it being understood and agreed that an Account that arises in connection with a sale of such goods by the consignee thereof shall not be deemed to be ineligible by reason of this clause (i)) or other terms by reason of which the payment by the Account Debtor may be conditional;

            (j) that is not paid within ninety (90) days from its due date, that is owed by an Account Debtor that has suspended its business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, or that has filed, or had filed against it and had not been dismissed, a petition under any bankruptcy law or any other federal, state or foreign receivership, insolvency or similar law or that arises under any Customer Financing with respect to which any other Accounts with respect to such Customer Financing is more than ninety (90) days past due on the date of determination;

            (k) that arises from any bill-and-hold arrangement or other arrangement for the sale of goods which remain in the possession or control of the Borrower and its Subsidiaries;

            (l) as to which the Administrative Agent does not have a first-priority perfected security interest;

            (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under clause (j) above or if such Account Debtor is in default with respect to any Indebtedness owed by such Account Debtor to the Borrower or any of its Subsidiaries;

            (n) to the extent such Account is evidenced by a judgment;

            (o) Accounts which, together with the other Accounts of a single Account Debtor or its Affiliates owed to the Loan Parties, constitute more than twenty percent (20%) of all otherwise Eligible Accounts (but the portion of the Eligible Accounts not in excess of such percentage shall be Eligible Accounts);

            (p) that is the obligation of an Account Debtor located in a foreign country, (other than Canada) unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, reasonably satisfactory to the Administrative Agent as to form, amount and issuer;

            (q) that represents interest payments or shipping, finance and similar charges owing to the Borrower or any of its Subsidiaries;

            (r) Accounts of JLG OmniQuip, Inc. and its Subsidiaries, until the earlier of (i) such time as such Accounts have been audited with results reasonably acceptable to the Administrative Agent or (ii) ninety (90) days after the Closing Date; and

            (s) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement or any Borrowing Base Certificate are not true and correct in any material respect when made or deemed made.

            Notwithstanding anything contained herein to the contrary, the Administrative Agent shall have the right from time to time to adjust the foregoing eligibility standards in the exercise of its reasonable credit judgment based on the results of appraisals, field examinations and other Collateral and Borrowing Base evaluations conducted by the Administrative Agent. Any adjustments to such eligibility standards by the Administrative Agent shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such change, and shall become effective upon the earlier of (i) the first Borrowing Base Certificate that is delivered after delivery of such notice by the Administrative Agent and (ii) five (5) Business Days after the date of receipt by the Borrower of such written notice, and in the case of clause (ii) such adjustments to the eligibility standards shall be applied to the Borrowing Base Certificate most recently delivered pursuant to Section 5.1(f).

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, the Issuing Bank, and unless (i) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (ii) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

            "Eligible Inventory" shall mean all Inventory of the Loan Parties, other than Inventory that:

            (a) consists of work in progress;

            (b) is not owned solely by one or more Loan Parties or that is subject to any right, claim, interest or Lien of another Person, other than a Lien in favor of the Collateral Agent and other than Permitted Encumbrances;

            (c) is (i) not located in the continental United States or Canada,
      (ii) not located on real property owned by a Loan Party unless, if such property is leased from or under the control of a third party, such third party has executed and delivered to the Collateral Agent a Collateral Access Agreement in form and substance reasonably acceptable to the Collateral Agent, waiving any lien or other rights that such person may hold in regard to the property of the Loan Parties located on such premises and containing such other provisions as the Collateral Agent may reasonably require;

            (d) is in transit, other than (i) Inventory in transit from a supplier to a Loan Party that is not in the control of a customs broker and is fully insured and covered by a bill of lading reflecting that title to such inventory has passed to such Loan Party, (ii) Inventory in transit from a supplier to a Loan Party that is in the control of a customs broker and is fully insured and covered by a bill of lading reflecting that title to such inventory has passed to such Loan Party; provided, that such customs broker, has executed and delivered to the Administrative Agent a Collateral Access Agreement in form and substance reasonably acceptable to the Administrative Agent, waiving any lien or other rights that such person may hold in regard to the property of the Loan Parties located on such premises and containing such other provisions as the Administrative Agent may reasonably require,
      (iii) Inventory in transit between facilities owned, leased or used by one or more Loan Parties, so long as Inventory would not otherwise be excluded from the Borrowing Base pursuant to clause (c) above;

            (e) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to the Administrative Agent with all necessary endorsements;

            (f) is obsolete, unsalable, or unfit for further processing;

            (g) consists of goods that are not held for sale, lease or rental in the ordinary course of the Loan Parties' business;

            (h) does not meet in all material respects all material standards imposed by any Governmental Authority having regulatory authority over such Loan Parties, including with respect to its production, acquisition or importation (as the case may be);

            (i) is placed on consignment with another Person or is held by a Loan Party on consignment from another Person;

            (j) is produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. Section 215 or any successor statute or section;

            (k) with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are not true and correct in all material respects when made or deemed made;

            (l) Inventory of JLG OmniQuip Inc. and its Subsidiaries, until the earlier of (i) such time as such Inventory has been audited with results reasonably acceptable to the Administrative Agent or (ii) ninety (90) days after the Closing Date; and

            (m) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, unless the Loan Party's interest in any such license or other appropriate agreement is subject to the Security Agreement or otherwise assigned to the Administrative Agent.

            Notwithstanding anything contained herein to the contrary, the Administrative Agent shall have the right from time to time to adjust the foregoing eligibility standards in the exercise of its reasonable credit judgment based on the results of appraisals, field examinations and other Collateral and Borrowing Base evaluations conducted by the Administrative Agent. Any adjustments to such eligibility standards by the Administrative Agent shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such change, and shall become effective upon the earlier of (i) the first Borrowing Base Certificate that is delivered after delivery of such notice by the Administrative Agent and (ii) five (5) Business Days after the date of receipt by the Borrower of such written notice, and in the case of clause

(ii) such adjustments to the eligibility standards shall be applied to the Borrowing Base Certificate most recently delivered pursuant to Section 5.1(f).

            "EMU" shall mean economic and monetary union as contemplated in the Treaty on European Union.

            "EMU Legislation" shall mean legislative measures of the European Council for the introduction of change over to or operation of a single or unified European currency, as amended from time to time.

            "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments or injunctions promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) with respect to a Plan that does not satisfy the requirements for a standard termination under Section 4041(b) of ERISA, the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Euro" shall mean the single currency to which participating member states are converting.

            "Eurocurrency" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Eurocurrency Borrowing Minimum" shall mean, for any Eurocurrency Loan, (a) in the case of a Borrowing denominated in Dollars, $3,000,000 and integral multiples of $500,000; and in the case of a Borrowing denominated in Euros or any other Alternate Currency, such minimum amounts and multiples in excess thereof, the Dollar Equivalent of which shall be approximately equal to $3,000,000 and integral multiples of $500,000, respectively, as determined by the Administrative Agent from time to time.

            "Eurocurrency Reserve Percentage" shall mean, with respect to any Currency, the aggregate of the maximum reserve, liquid asset or similar, percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by any Governmental Authority of the United States or of the jurisdiction of such Currency or any jurisdiction in which Loans in such Currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such Currency or by reference to which interest rates applicable to loans in such Currency are determined. Such liquid assets or similar percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Eurocurrency Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Euro unit" shall mean the currency unit of the Euro.

            "Event of Default" shall have the meaning assigned to such term in
Article VIII.

            "Exchange Rate" means on any day, with respect any Alternate Currency, the offered rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such day on the Reuters NFX Page (or if such page is not available, or the rate does not appear on such page, the comparable page on the Telerate or Bloomberg Service) for such currency. In the event that such rate does not appear on the applicable page of any such services, the "Exchange Rate" shall be determined by reference to such other publicly available services for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the offered spot rate of exchange of the Administrative Agent or, if the Administrative Agent shall so determine, one of its affiliates in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any political subdivision or taxing authority thereof or therein, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located, and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than Taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, or (iii) is attributable to such Foreign Lender's failure to comply with Section 2.20(e).

            "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of June 17, 2002, by and among the Borrower, certain of its Subsidiaries signatory thereto, the lenders signatory thereto, SunTrust Bank, as administrative agent and documentation agent and BankOne, Michigan as syndication agent, as heretofore amended, restated, supplemented or otherwise modified from time to time.

            "Existing Letters of Credit" shall mean those certain letters of credit listed on Schedule II issued by the Issuing Bank pursuant to the Existing Credit Agreement for the account of the Borrower.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "Fee Letter" shall mean that certain fee letter, dated as of July 30, 2003, executed by SunTrust Capital Markets, Inc. and SunTrust Bank and accepted by Borrower.

            "First-Tier Foreign Subsidiary" shall mean any Foreign Subsidiary that is owned directly in whole or in part by the Borrower or any Domestic Subsidiary.

            "Fiscal Month" shall mean any fiscal month of the Borrower.

            "Fiscal Quarter" shall mean any fiscal quarter of the Borrower.

            "Fiscal Year" shall mean any fiscal year of the Borrower.

            "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (a) (i) Consolidated EBITDA, less (ii) income tax expense of the Borrower and its Consolidated Subsidiaries paid in cash (net of any tax refunds received in cash, to the extent of such income tax expense), less (iii) the actual amount paid by the Borrower and its Consolidated Subsidiaries in cash on account of Capital Expenditures to (b) Consolidated Fixed Charges, in each case measured for the four consecutive Fiscal Quarters ending on such date.

            "Foreign Lender" shall mean any Lender that is not a United States person under Section 7701(a)(3) of the Code.

            "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

            "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee (other than a MOSA) shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The amount of any MOSA of the Borrower or any of its Subsidiaries shall be deemed to be the lesser of (i) the capitalized amount of all customer financings covered by such MOSA, as determined in accordance with GAAP, and (ii) if any, the stated limitation of the obligations of the Borrower or any of its Subsidiaries pursuant to the MOSAs related to such customer financings, in each case determined in a manner consistent with the determination of contingent liabilities represented by MOSAs in connection with the preparation of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Obligations" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions, and (c) any and all extensions, renewals, refinancings and replacements of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

            "Hedging Transaction" of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Indebtedness" of any Person shall mean, without duplication, (a) obligations of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) Maximum Loss Exposure, (d) non-contingent obligations under any MOSA, (e) obligations of such Person in respect of the deferred purchase price of property or services (other than accounts payables incurred in the ordinary course of business), (f) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (g) capitalized amount of all obligations of such Person, as lessee, under Capital Leases, (h) obligations, contingent or otherwise, of such Person in respect of letters of credit (whether or not drawn), acceptances or similar extensions of credit, (i) Guarantees by such Person of the type of indebtedness described in clauses (a) through (e) above, (j) indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (k) obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, and (l) Operating Lease Value of operating leases.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Information Memorandum" shall mean the Confidential Information Memorandum dated August 2003 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, the Lenders, the lender providing the Pari Passu Credit Facility, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Citizens Bank of Pennsylvania and the Borrower.

            "Interest Period" shall mean with respect to any Eurocurrency Borrowing, a period of one, two, three or six months; provided, that:

            (a) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (b) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

            (c) any Interest Period which begins on the last Business Day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

            (d) no Interest Period may extend beyond the Revolving Commitment Termination Date.

            "Inventory" shall mean, for any Person, all "inventory" (as defined in the UCC) now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights, wherever located, and, in any event, shall mean and include equipment, machinery, inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

            "Investment Control Agreement" shall mean an agreement among a Loan Party, the Collateral Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Loan Party that are not held in a securities account in the name of any Loan Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Loan Party, or (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Loan Party, in the form of Exhibit F attached hereto or otherwise in form and substance reasonably acceptable to the Collateral Agent.

            "Investments" shall have the meaning assigned to such term in
Section 7.4.

            "Issuing Bank" shall mean SunTrust Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.22.

            "JLG International" shall mean JLG International LLC, a Pennsylvania limited liability company.

            "LC Commitment" shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit, the aggregate LC Exposure of which shall not exceed $25,000,000.

            "LC Disbursement" shall mean a payment made by the Issuing Bank to a beneficiary pursuant to a Letter of Credit.

            "LC Documents" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

            "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in U.S. Dollars at such time, plus (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Alternate Currency Letters of Credit, plus (c) the aggregate amount of all LC Disbursements (including the Dollar Equivalent of any LC Disbursements with respect to Alternate Currency Letters of Credit) that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

            "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

            "Letter of Credit" shall mean any Existing Letter of Credit and any stand-by or documentary letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower.

            "Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.14(c).

            "Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Net Funded Debt as of such date to (b) Consolidated EBITDA measured for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter for which the most recent financial statements required under Section 5.1(a) or (b) have been delivered.

            "LIBOR" shall mean, for any Interest Period with respect to any Eurocurrency Loan in any Currency, the British Bankers' Association Interest Settlement Rate per annum for deposits in such Currency for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of such Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in such Currency are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Loan of the Administrative Agent.

            "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), encumbrance, hypothecation, assignment for security, or other arrangement (including any conditional sale or other title retention agreement and any capital lease) having substantially the same practical effect as any of the foregoing.

            "Liquidation Currency" shall have the meaning assigned to such term in Section 2.24(c).

            "Loan Documents" shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, the Subsidiary Guaranty Agreement, the Intercreditor Agreement, the Collateral Documents, all Notices of Borrowing, all Notices of Conversion/Continuation, all Borrowing Base Certificates, all Compliance Certificates, the Fee Letter, all other instruments, agreements, documents and writings delivered to the Administrative Agent or Collateral Agent pursuant to
Section 3.1 hereof, all amendments, waiver and modifications of the foregoing, and all instruments, agreements, documents and writings delivered in connection with any amendments, waivers, or modifications of the foregoing.

            "Loan Parties" shall mean the Borrower and the Subsidiary Loan Parties.

            "Loans" shall mean all Revolving Loans and Swingline Loans, in the aggregate or any of them, as the context shall require.

            "Master Agreement" shall mean any agreement substantially in the form of the Master Agreement (Multicurrency-Cross Border) published by the International Swaps and Derivatives Association, Inc, together with all schedules and credit support annexes thereto.

            "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, that results in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents that are material to the rights or interests of the Lenders, (c) the rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank, Swingline Lender and the Lenders under any of the Loan Documents, or (d) the legality, validity or enforceability of any of the Loan Documents.

            "Material Domestic Subsidiaries" shall mean all Domestic Subsidiaries, other than (i) Monetization Subsidiaries and (ii) those Domestic Subsidiaries that in the aggregate (a) have total assets less than five percent (5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or (b) have Consolidated EBITDA that is less than five percent (5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under
Section 5.1(a) or (b) have been delivered, but in any event including each Domestic Subsidiary (other than any Monetization Subsidiary) that has total assets or Consolidated EBITDA in an amount that equals or exceeds (x) two and one-half percent (2.5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or (y) two and one-half percent (2.5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under Section 5.1(a) or (b) have been delivered.

            "Material First-Tier Foreign Subsidiaries" shall mean all First-Tier Foreign Subsidiaries other than (i) Monetization Subsidiaries and (ii) those First-Tier Foreign Subsidiaries that in the aggregate (a) have total assets less than five percent (5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or (b) have Consolidated EBITDA that is less than five percent (5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under Section 5.1(a) or (b) have been delivered, but in any event including each Foreign Subsidiary that has total assets or Consolidated EBITDA in an amount that equals or exceeds (x) two and one-half percent (2.5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or (y) two and one-half percent (2.5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under Section 5.1(a) or (b) have been delivered.

            "Material Foreign Indebtedness Cure Period" shall have the meaning assigned to such term in Section 8.1(g).

            "Material Foreign Subsidiaries" shall mean all Foreign Subsidiaries other than (i) Monetization Subsidiaries and (ii) those Foreign Subsidiaries that in the aggregate (a) have total assets less than five percent (5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or (b) have Consolidated EBITDA that is less than five percent (5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under Section 5.1(a) or (b) have been delivered, but in any event including each First-Tier Foreign Subsidiary that has total assets or Consolidated EBITDA in an amount that equals or exceeds (x) two and one-half percent (2.5%) of the total assets of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), or
(y) two and one-half percent (2.5%) of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries measured on a consolidated basis in accordance with GAAP for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which the most recent financial statements required under
Section 5.1(a) or (b) have been delivered.

            "Material Indebtedness" shall mean (i) Indebtedness (other than Revolving Credit Exposure) of any one or all of the Loan Parties and their Subsidiaries, individually or in an aggregate principal amount exceeding $10,000,000, (ii) Indebtedness under the Pari Passu Credit Facility, (iii) Hedging Obligations in an amount exceeding $10,000,000, and (iv) whether or not exceeding $10,000,000, Hedging Obligations under the Citizens Interest Rate Hedge Agreement and the Tokyo Interest Rate Hedge Agreement. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the "amount" of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

            "Maximum Loss Exposure" shall mean, as of any date, the estimated maximum amount of contractual loss that the Borrower or any of its Subsidiaries may incur under Monetization Transactions or securitization transactions as a result of payment defaults by obligors with respect to assets either monetized or securitized, as determined by the Borrower in good faith.

            "Monetization Assets" shall mean (i) accounts receivable, Customer Financings, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to Inventory or services of the Borrower and its Subsidiaries, (ii) equipment and equipment residuals relating to any of the foregoing, (iii) related contractual rights, guarantees, letters of credits, Liens, insurance proceeds, collections and other related assets and
(iv) proceeds of all of the foregoing.

            "Monetization Subsidiary" shall mean a direct or indirect Subsidiary formed in connection with a Monetization Transaction.

            "Monetization Transaction" shall mean any transaction or series of transactions pursuant to which the Borrower or any of its Subsidiaries sells, conveys, assigns, pledges or otherwise transfers for value any Monetization Assets to any Monetization Subsidiary or to any other Person that is not an Affiliate of the Borrower, or creates a Lien in Monetization Assets in favor of any Monetization Subsidiary or any other Person that is not an Affiliate of the Borrower to secure Indebtedness incurred in connection with such Monetization Transaction.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "MOSA" shall mean a mandate-of-sale agreement, remarketing agreement, cooperation agreement, deed of undertaking, guaranty or similar agreement or instrument entered into by the Borrower or any of its Subsidiaries as a credit enhancement of financing obtained by customers of the Borrower or any of its Subsidiaries to finance the acquisition by such customers of equipment manufactured by the Borrower or any of its Subsidiaries.

            "Multiemployer Plan" shall have the meaning assigned to such term in
Section 4001(a)(3) of ERISA.

            "National Currency Unit" shall mean the unit of currency (other than a Euro Unit) of a participating member state.

            "Net Cash Proceeds" shall mean the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when such cash is so received) in connection with any Asset Sale or issuance of equity securities, over (ii) the sum of (A) reasonable out-of-pocket expenses and fees incurred with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements and all reasonable fees, expenses and charges, in each case actually incurred in connection with such Asset Sale or issuance of equity securities and paid to non-Affiliates, (B) all income, transfer or other taxes payable in connection with such Asset Sale or issuance of equity securities, whether actually paid or estimated by the Borrower to be payable in connection with such Asset Sale or issuance of equity securities, (C) the amount of any Indebtedness which is secured by any such asset or which is required to be, and is, repaid in connection with such Asset Sale (other than Indebtedness hereunder) and (D) reserves required to be established in accordance with GAAP or the definitive agreements relating to such Asset Sale with respect to such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations.

            "Net Mark-to-Market Exposure" of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. "Unrealized losses" shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

            "Non-Consenting Lender" shall have the meaning assigned to such term in Section 2.23 (c).

            "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

            "Notices of Borrowing" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Loan.

            "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b).

            "Notice of Revolving Borrowing" shall have the meaning assigned to such term in Section 2.3.

            "Notice of Swingline Loan" shall have the meaning assigned to such term in Section 2.5.

            "Obligations" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable, out-of-pocket fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all extensions, modifications, renewals, refinancings and replacements thereof.

            "OmniQuip Acquisition" shall mean the acquisition of the Lull and Sky Trak brands and related assets from Trak International, Inc. and its Subsidiaries and the assumption of liabilities related thereto pursuant to the OmniQuip Acquisition Agreement.

            "OmniQuip Acquisition Agreement" shall mean that certain Purchase and Sale Agreement, dated as of July 7, 2003, among Trak International, Inc., as seller, Textron Inc., as guarantor, JLG Acquisition Corporation, as Purchaser and Borrower.

            "Operating Lease Value" shall mean, as of any date, the amount of all scheduled payments in the nature of rent required to be made by the Borrower or any of its Subsidiaries, as lessee, under the terms of all operating leases during the remaining fixed term thereof, discounted to present value using a discount rate of 10%.

            "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Pari Passu Credit Facility" shall mean a revolving credit facility provided to the Borrower by Manufacturers and Traders Trust Company, a Lender or another financial institution reasonably acceptable to the Collateral Agent.

            "Participant" shall have the meaning assigned to such term in
Section 10.4(d).

            "Participating Member State" shall mean each state so described in any EMU Legislation.

            "Patent" shall have the meaning assigned to such term in the Security Agreement.

            "Patent Security Agreements" shall mean, collectively, the Grant of Security Interest in Patent Rights agreements executed by the Loan Parties owning Patents or licenses of Patents in favor of the Collateral Agent, on behalf of itself and the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement.

            "Payment Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

            "Perfection Certificate" shall have the meaning assigned to such term in the Security Agreement.

            "Permitted Encumbrances" shall mean:

            (a) Liens imposed by law for taxes, assessments and other governmental charges not yet due or as to which the period of grace related thereto, if any, has not expired or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (b) Liens of landlords or mortgagees of landlords, carriers, warehousemen, processors, mechanics, materialmen, customs brokers, broker/dealers and similar Liens arising by operation of law or pursuant to the terms of real property leases or other contracts in the ordinary course of business for amounts not yet due or not overdue for a period of more than thirty
(30) days (or any longer grace period available under the terms of the applicable underlying obligation) or which are being contested in good faith by appropriate proceedings and with respect to which reserves are being maintained to the extent required in accordance with GAAP;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and statutory or contractual bankers' liens or monies held in bank accounts, in each case in the ordinary course of business;

            (e) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which reserves are being maintained to the extent required in accordance with GAAP; and

            (f) minor imperfections in title to real property and easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of any property that is material to, or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries, taken as a whole;

            provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness for borrowed money.

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

            (b) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

            (c) certificates of deposit, bankers' acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) repurchase agreements that are secured by collateral having a value of at least 102% of such repurchase agreement, where such collateral
      (i) is held by a third party custodian, (ii) has a term of not more than thirty (30) days for securities described in clause (a) above and (ii) is entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) corporate debt instruments maturing within 180 days and having a rating of at least A by S&P or A2 by Moody's; and

            (f) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (e) above.

            "Permitted MOSAs" shall mean MOSAs relating to up to $125,000,000 of customer financings.

            "Person" shall mean any individual, partnership, firm, corporation, S-corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreements" shall mean, collectively, the Domestic Pledge Agreement, the Cayman Pledge Agreement and all other pledge agreements, share charges and similar instruments executed by a Loan Party in connection herewith on or after the Closing Date.


            "Projections" shall mean the Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared in accordance with GAAP consistently applied, together with appropriate supporting details.

            "Pro Rata Share" shall mean with respect to any Revolving Commitment of any Lender at any time, as well as with respect to a Lender's portion of any Revolving Loans, Revolving Borrowings, Letters of Credit, the Borrowing Limit and payments related to the foregoing under the Revolving Commitments, a percentage, the numerator of which shall be such Lender's Revolving Commitment (or if the Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender's Revolving Credit Exposure), and the denominator of which shall be the sum of all Revolving Commitments of all Lenders (or if the Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, the Revolving Credit Exposure of all Lenders).

            "Received Currency" shall have the meaning assigned to such term in
Section 2.24(c).

            "Redenominate" means the conversion of each Alternate Currency Loan from one Alternate Currency into Dollars or another Alternate Currency.

            "Refinancing" shall mean the repayment in full by Borrower of its obligations under the Existing Credit Agreement on the Closing Date.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

            "Required Lenders" shall mean, at any time, Lenders holding at least 51% of the aggregate outstanding Commitments at such time or if no Commitments are outstanding, then Lenders holding at least 51% of the Revolving Credit Exposure of all Lenders.

            "Requirement of Law" for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reset Date" shall have the meaning assigned to such term in Section 2.24(e)(i).

            "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); and, with respect to the Compliance Certificate only, the chief financial officer of the Borrower.

            "Restricted Payment" shall have the meaning assigned to such term in
Section 7.5.

            "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Annex I, or in the case of a Person becoming a Lender after the Closing Date through an assignment of an existing Revolving Commitment, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or deceased pursuant to terms hereof.

            "Revolving Commitment Termination Date" shall mean the earliest of
(a) September 23, 2006, as such date may be extended pursuant to Section 2.23,
(b) the date on which the Revolving Commitments are terminated pursuant to
Section 2.8 and (c) the date on
which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

            "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender's Revolving Loans, (b) the LC Exposure and (c) the Swingline Exposure at such time.

            "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of a Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

            "Revolving Loan" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurocurrency Loan, and which shall include Alternate Currency Loans.

            "Security Agreement" shall mean that certain Security Agreement, dated as of the date hereof, executed by the Loan Parties in favor of the Collateral Agent for the benefit of the Lenders, the lender providing the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement and each other security agreement executed from time to time in connection herewith.

            "S&P" shall mean Standard & Poor's, a Division of the McGraw-Hill Companies.

            "Senior Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Net Funded Senior Debt as of such date to (b) Consolidated EBITDA measured for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter for which the most recent financial statements required under
Section 5.1(a) or (b) have been delivered.

            "Senior Subordinated Notes" shall mean those certain 8 3/8% JLG Industries, Inc. Senior Subordinated Notes due 2012.

            "Senior Unsecured Notes" shall mean those certain 8 1/4% JLG Industries, Inc. Senior Unsecured Notes due in 2008.

            "Subordinated Debt" shall mean (a) the Senior Subordinated Notes and
(b) any Indebtedness of the Borrower or any Subsidiary (i) that is expressly subordinated to Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders, and (ii) that is evidenced by an indenture or other similar agreement in form and substance reasonably satisfactory to the Administrative Agent.

            "Subordinated Debt Documents" shall mean any indenture, agreement or similar instrument governing any Subordinated Debt.

            "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

            "Subsidiary Guaranty Agreement" shall mean the Subsidiary Guaranty Agreement, dated as of the date hereof and substantially in the form of Exhibit D, made by the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Lenders.

            "Subsidiary Guaranty Supplement" shall mean each supplement substantially in the form of Annex I to the Subsidiary Guaranty Agreement executed and delivered by a Material Domestic Subsidiary of the Borrower after the Closing Date.

            "Subsidiary Loan Party" shall mean any Subsidiary that guarantees the Obligations from time to time.

            "Swap Termination Value" shall mean (a) for the Citizens Interest Rate Hedge Agreement, on any date of determination, an amount reasonably determined by the Administrative Agent equal to the amount, if any, that would be payable by Borrower or any of its Subsidiaries to its counterparty in accordance with the terms of such agreement, as if (i) the Citizens Interest Rate Hedge Agreement was being terminated early on such date of determination as a result of an "Event of Default" (as defined therein), and (ii) the Administrative Agent was the party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the applicable Master Agreement); and (b) for the Tokyo Interest Rate Hedge Agreement, on any date of determination, an amount reasonably determined by the Administrative Agent equal to the amount, if any, that would be payable by Borrower or any of its Subsidiaries to its counterparty in accordance with the terms of such agreement, as if (i) the Tokyo Interest Rate Hedge Agreement was being terminated early on such date of determination as a result of an "Event of Default" (as defined therein), and (ii) the Administrative Agent was the party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the applicable Master Agreement).

            "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

            "Swingline Exposure" shall mean, with respect to each Lender, without duplication, the principal amount of the Swingline Loans in respect of which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

            "Swingline Lender" shall mean SunTrust Bank.

            "Swingline Loan" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

            "Swingline Note" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit B.

            "Swingline Rate" shall mean the rate as offered by the Administrative Agent and accepted by the Borrower.

            "Synthetic Lease" means (a) a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property; or (b) those leases identified on Schedule III hereto.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Tokyo Interest Rate Hedge Agreement" shall mean that certain ISDA Master Agreement (including the Schedule thereto), dated as of July 14, 2003, pursuant to which the Borrower, certain of its Subsidiaries and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch entered into a Transaction (as such term is defined in the Tokyo Interest Rate Hedge Agreement) on July 14, 2003, in the notional amount of $62,500,000 under the terms and conditions specified in the Tokyo Swap Transaction, as amended, restated, supplemented or otherwise modified from time to time.

            "Tokyo Swap Transaction" shall mean that certain Confirmation (as such term is defined in the Tokyo Interest Rate Hedge Agreement) related to the Tokyo Interest Rate Hedge Agreement, as amended, restated, supplemented or modified from time to time; provided, at no time shall the notional amount be in excess of $62,500,000.

            "Trademark" shall have the meaning assigned to such term in the Security Agreement.

            "Trademark Security Agreements" shall mean, collectively, the Grant of Security Interest in Trademark Rights agreements executed by the Loan Parties owning Trademarks or licenses of Trademarks in favor of the Collateral Agent, on behalf of itself and the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement.

            "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at

Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

            "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Uniform Customs" shall have the meaning assigned to such term in
Section 2.22(a).

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan") or by Type (e.g. a "Eurocurrency Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurocurrency Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurocurrency Borrowing") or by Class and Type (e.g. " Revolving Eurocurrency Borrowing").

            Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time. Unless otherwise specified, all terms defined under the UCC shall have the meanings assigned thereunder for purposes of the Loan Documents.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

            Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit (including, without limitation, the Existing Letters of Credit) and the Swingline Loans pursuant to the terms and conditions hereof.

            Section 2.2. Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Pro Rata Share of the Borrowing Limit, or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Borrowing Limit. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

            Section 2.3. Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of
Exhibit 2.3 attached hereto (a "Notice of Revolving Borrowing") (x) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing, (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurocurrency Borrowing denominated in Dollars and (z) prior to 11:00 a.m. four (4) Business Days prior to the requested date of each Eurocurrency Borrowing denominated in Alternate Currencies. Each Notice of Revolving Borrowing shall be irrevocable (except as permitted by the last sentence of Section 2.16) and shall specify:
(i) the aggregate principal amount of such

Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the Type of such Revolving Loan comprising such Borrowing, (iv) in the case of a Eurocurrency Borrowing, (A) the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period), and (B) the Currency applicable thereto and (v) the account of the Borrower to which the proceeds of the Revolving Loan should be credited. Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurocurrency Loans, as the Borrower may request. Each Base Rate Loan shall be made in Dollars. Each Eurocurrency Loan shall be made in Dollars or an Alternate Currency, as the Borrower may request. The aggregate principal amount of each Eurocurrency Borrowing shall be not less than the Eurocurrency Borrowing Minimum, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000. At no time shall the total number of Eurocurrency Borrowings outstanding at any time exceed eight
(8). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

            Section 2.4. Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of
(i) the Swingline Commitment then in effect, and (ii) the Borrowing Availability. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

            Section 2.5. Procedure for Swingline Loans. (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan substantially in the form of
Exhibit 2.5 attached hereto ("Notice of Swingline Loan") prior to 11:00 a.m. on the requested date of each Swingline Loan. Each Notice of Swingline Loan shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and
(iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. Each Swingline Loan shall be made in Dollars. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Loan. Each Swingline Loan shall accrue interest at the Swingline Rate for an interest period as agreed between the Borrower and the Swingline Lender. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Loan not later than 2:00 p.m. on the requested date of such Swingline Loan.

            (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

            (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

            (d) Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

            Section 2.6. Funding of Borrowings.

            (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds to the Administrative Agent at the Payment Office by 2:00 p.m. with respect to Base Rate Loans and 11:00 a.m. with respect to all Eurocurrency Loans; provided that the Swingline Loans will be made as set forth in Section
2.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

            (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and notwithstanding anything to the contrary in Section 2.6(a) above, the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            Section 2.7. Interest Elections.

            (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing on the basis of their Pro Rata Shares, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of
Exhibit 2.7 attached hereto (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. on the requested date of a conversion into a Base Rate Borrowing, (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurocurrency Borrowing denominated in Dollars and (z) prior to 11:00 a.m. four
(4) Business Days prior to the Eurocurrency Borrowing denominated in Alternate Currencies. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, (A) the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period" and (B) the Currency applicable thereto or Dollars, as the case may be. If any such Notice of Conversion/Continuation requests a Eurocurrency Borrowing but does not specify an Interest Period or a Currency, the Borrower shall be deemed to have selected an Interest Period of one month and a Currency of Dollars. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurocurrency Borrowings and Base Rate Borrowings set forth in Section 2.3.

            (c) If, on the expiration of any Interest Period in respect of any Eurocurrency Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. Upon the occurrence and during the continuation of an Event of Default, (i) each Eurocurrency Loan will automatically, on the last day of the then existing Interest Period therefor, convert to a Base Rate Loan, and
(ii) the obligation of the Lenders to fund Loans in Alternate Currencies and to make, continue or convert Loans into Eurocurrency Loans shall be suspended. No conversion of any Eurocurrency Loans shall be permitted except on the last day of the Interest Period in respect thereof unless the Borrower delivers the payments required pursuant to Section 2.19 in connection with such conversion.

            (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            Section 2.8. Optional Reduction and Termination of Commitments.

            (a) Unless previously terminated, all Revolving Commitments (including the LC Commitments and the Swingline Commitment) shall terminate on the Revolving Commitment Termination Date.

            (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole, without premium or penalty, but with all amounts required under
Section 2.19; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate Revolving Credit Exposure of all Lenders.

            Section 2.9. Repayment of Loans.

            (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

            (b) The principal amount of each Swingline Loan shall be due and payable (together with accrued and unpaid interest thereon) on the earlier of
(i) the last day of the interest period applicable to such Swingline Loan and
(ii) the Revolving Commitment Termination Date.

            Section 2.10. Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof, the Interest Period and interest rate applicable thereto and the Currency in which such Loan is denominated, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement

            Section 2.11. Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurocurrency Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing or any Swingline Loans, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Shares of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued and unpaid interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided, that if a Eurocurrency Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section
2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount of at least $1,000,000 and integral multiples of $1,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

            Section 2.12. Mandatory Prepayments.

            (a) If at any time the Revolving Credit Exposure of all Lenders exceeds the Borrowing Limit, the Borrower shall promptly repay the Revolving Credit Exposure in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.13; provided, that if the Borrower fails to comply with Section 5.1(g) on any Business Day, the Pari Passu Credit Facility shall be deemed to be fully funded on such Business Day for purposes of this Section 2.12. Each prepayment shall be first applied to the Swingline Loans, to the full extent thereof, second applied to the Revolving Base Rate Loans to the full extent thereof, third applied to Revolving Eurocurrency Loans to the full extent thereof; and fourth held by the Administrative Agent as cash collateral for the outstanding LC Exposure in accordance with Section 2.22(g); provided that if no Event of Default has occurred and is continuing, any payments to be applied to Revolving Eurocurrency Loans shall be held in a segregated cash collateral account at SunTrust Bank, and the Administrative Agent may apply such cash collateral to repayment of each Revolving Eurocurrency Loan upon the earlier of (i) the date an Event of Default occurs and is continuing and (ii) the last day of an Interest Period applicable to such Revolving Eurocurrency Loan. All such payments to the Lenders pursuant to this Section 2.12(a) in respect of the Loans specified herein shall be made in accordance with the Lenders' Pro Rata Shares of such Loans.

            (b) Within three (3) Business Days of the receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds of any Asset Sales by the Borrower or such Subsidiary (excluding Asset Sales permitted in clauses (a) through (d), (f) and (h)(i) of Section 7.6), the Borrower shall prepay the Loans and the obligations under the Pari Passu Credit Facility on a pro rata basis based on the outstanding principal amounts under the Pari Passu Credit Facility and the outstanding principal amount of Loans as of the date that is one Business Day prior to the payment date in an amount equal to the Net Cash Proceeds received by the Borrower or any of its Subsidiaries.

            (c) If the Borrower or any of its Subsidiaries issues any equity securities (other than equity securities issued by a Subsidiary to a Loan Party), then no later than three (3) Business Days following the date of receipt of the Net Cash Proceeds thereof, the Borrower shall prepay the Loans in an amount equal to fifty (50%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries.

            (d) Any prepayments made by the Borrower pursuant to Sections 2.12(b) or (c) above shall be applied as follows: first, to Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders and the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Loans made to the Borrower, pro rata to the Lenders based on their respective Revolving Commitments; fourth, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender; and fifth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments. If a Default or Event of Default has occurred and is continuing, any remaining proceeds shall be applied to provide cash collateral for any outstanding LC Exposure in the manner and to the extent set forth in Section 2.22(g). The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fourth and fifth above or the penultimate sentence of Section 2.12(a).

            Section 2.13. Interest on Loans.

            (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurocurrency Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

            (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time.

            (c) While an Event of Default exists (after giving effect to any applicable notice and cure periods) or after acceleration, at the election of the Required Lenders, the Borrower shall pay interest ("Default Interest") (i) with respect to all Eurocurrency Loans, at the rate otherwise applicable for the then-current Interest Period, plus an additional 2% per annum until the last day of such Interest Period, (ii) with respect to all Base Rate Loans and all Eurocurrency Borrowings for which a Notice of Conversion/Continuation has not been delivered at the expiration of an Interest Period as provided for in
Section 2.7, at the Base Rate, plus the Applicable Margin, plus an additional 2% per annum, (iii) with respect to all Swingline Loans, at the Swingline Rate, plus an additional 2% per annum and (iv) with respect to all other Obligations hereunder (other than Loans), at the Base Rate, plus the Applicable Margin, plus an additional 2% per annum.

            (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending in October 2003, and on the Revolving Commitment Termination Date. Interest on all outstanding Eurocurrency Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurocurrency Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion (with respect to all amounts due on such Loan prior to such conversion) or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

            Section 2.14. Fees.

            (a) The Borrower shall pay to the Administrative Agent and its affiliates for their own account fees in the amounts and at the times previously agreed upon in writing by the Borrower, the Administrative Agent and such affiliates, and upon receipt thereof, the Administrative Agent and its Affiliates shall promptly pay to each Lender the upfront fee previously agreed to between such Lender and the Administrative Agent and its Affiliates.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee"), which shall accrue at the Applicable Percentage per annum (determined in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the Commitment Fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the Dollar Equivalent of outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

            (c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee (the "Letter of Credit Fee") with respect to its participation in the Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurocurrency Loans then in effect on the average daily amount of such Lender's LC Exposure attributable to such Letters of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination
Date), and (ii) to the Issuing Bank for its own account a which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date), as well as the Issuing Bank's customary fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the Letter of Credit Fee pursuant to clause
(i) above shall automatically be increased by an additional 2% per annum.

            (d) Accrued fees shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 2003 and on the Revolving Commitment Termination Date; provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

            Section 2.15. Computation of Interest and Fees.

            Interest based on the Base Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            Section 2.16. Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurocurrency Borrowing,

            (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurocurrency Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurocurrency Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to fund Loans in Alternate Currencies, to make Eurocurrency Loans or to continue or convert outstanding Loans as or into Eurocurrency Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Revolving Eurocurrency Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

            Section 2.17. Illegality. (a) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurocurrency Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Revolving Eurocurrency Loans, or to continue or convert outstanding Loans as or into Eurocurrency Loans, shall be suspended. In the case of the making of a Revolving Eurocurrency Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurocurrency Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurocurrency Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurocurrency Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

            (b) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Loan in a particular Alternate Currency and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lenders to make Loans in such Alternate Currency shall be suspended, and (ii) any Loans in such Alternate Currency shall be repaid and/or converted to an available

Alternate Currency or Dollars on: (i) the last day of the then current Interest Period for the affected Alternate Currency Loan, if Lenders may lawfully continue to maintain a Loan at such Alternate Currency to such day, or (ii) immediately, if Lenders may not lawfully continue to so maintain such Alternate Currency Loan.

            Section 2.18. Increased Costs.

            (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

            (ii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurocurrency Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurocurrency Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of its receipt of written notice from and demand by such Lender (such Lender to send a copy of such notice and demand to the Administrative Agent), the additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, except for additional costs for Taxes covered by Section 2.20 and additional costs in respect of (a) income or franchise taxes imposed on (or measured by) such Lender's or Issuing Bank's net income, as the case may be, by the United States of America or any political subdivision or taxing authority thereof or therein, or by the jurisdiction under the laws under which such Lender or the Issuing Bank is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which nay Lender is located.

            (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation would have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts (and the basis for determining such amount or amounts) necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph
(a) or (b) of this Section shall be delivered by the Lender or Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, to the Borrower (with a copy to the Administrative Agent) concurrently with the notice required to be delivered by paragraph (a) or (b) of this Section and shall be conclusive, absent manifest error. The Borrower shall pay such amount or amounts in accordance with the provisions of paragraph (a) or (b) of this Section.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

            (e) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Eurocurrency Reserve Percentage) in respect of any of such Lender's Alternate Currency Loans in any Alternate Currency, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Alternate Currency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Alternate Currency Loan.

            (f) Any additional interest owed pursuant to paragraph (e) above shall be determined by the relevant Lender and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest (and the basis for determining such amount) at least five (5) Business Days before each date on which interest is payable for the relevant Alternate Currency Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan. Failure or delay on the part of any Lender on any occasion to demand additional interest pursuant to this Section 2.18 shall not constitute a waiver of such Lender's right to demand such additional interest on any subsequent occasion.

            Section 2.19. Funding Indemnity. (a) In the event of (i) the payment of any principal of a Eurocurrency Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default, (ii) the conversion or continuation of a Eurocurrency Loan other than on the last day of the Interest Period applicable thereto or (iii) the failure by the Borrower to borrow, prepay, convert or continue any Eurocurrency Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurocurrency Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurocurrency Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, prepay, convert or continue, for the period that would have been the Interest Period for such Eurocurrency Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurocurrency Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurocurrency Loan was prepaid or converted or the date on which the Borrower failed to borrow, prepay, convert or continue such Eurocurrency Loan. In the case of an Alternate Currency Loan, such loss, cost or expense shall mean all loss, cost and expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain such Alternate Currency Loan or any part thereof. A certificate of such Lender setting forth the basis for determining any additional amount payable under this Section 2.19 shall be submitted to the Borrower by such Lender (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

            Section 2.20. Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided, that if the Borrower shall be required to deduct any Taxes from such payments, then the Borrower shall make such deductions and the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding the foregoing, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made.

            (b) [Intentionally omitted.]

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that on the Closing Date or concurrently with the relevant Assignment and Acceptance, as applicable, it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

            (f) Each Lender that is organized under the laws of the United States or any state or other political subdivision thereof and that is not organized as a corporation shall, on or prior to the date hereof and at such other time or times prescribed by applicable law, deliver to the Borrower (with a copy to the Administrative Agent), a properly completed IRS Form W-9 or successor form as will permit such payments to be made without withholding.

            (g) In the event that a Foreign Lender or a Lender described in
Section 2.20(f) timely delivers the documentation specified in Section 2.20(e) or (f), as the case may be, Borrower (or the Administrative Agent) shall make the payments under this Agreement without withholding taxes or at a reduced rate of withholding tax in accordance with applicable provisions of the Code or any tax treaty to which the United States is a party. If a Foreign Lender or a Lender described in Section 2.20(f) fails to make timely delivery of the documentation specified in Section 2.20(e) or (f), as the case may be, the Borrower (or the Administrative Agent) shall deduct and withhold taxes from the payments under this Agreement at the applicable statutory rate provided in the Code.

            (h) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.20, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change is not, in such Lender's sole good faith determination, disadvantageous to such Lender. In addition, each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's applicable lending office or otherwise) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.20; provided, however, that each Lender and the Administrative Agent shall not be obligated by reason of this clause(h) to disclose any information regarding its tax affairs or tax computations or to reorder its tax or other affairs or tax or other planning..

            Section 2.21. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.18, 2.19, 2.20 or 10.3, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.

            (b) All payments of Obligations shall be made in Dollars, except for Loans funded, and reimbursement obligations with respect to Letters of Credit issued, in Alternate Currencies, which shall be repaid, including interest thereon, in the applicable Alternate Currency.

            (c) Subject to the terms of Section 8.2, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain any amounts from the Borrower, such Lender shall apply such payments to the Obligations payment in respect of any principal of or interest on any of its Loans or other Revolving Credit Exposure that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and other Revolving Credit Exposure and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and other Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other Revolving Credit Exposure; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or other Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.6(b), 2.22(d) or (e) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            Section 2.22. Letters of Credit.

            (a) During the Availability Period and in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), the Issuing Bank agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is one (1) Business Day prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in the stated amount of at least the Dollar Equivalent of $5,000; and (iii) the Borrower may not request any Letter of Credit and the Issuing Bank shall not be obligated to issue any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment, (B) the aggregate Revolving Credit Exposure would exceed the Borrowing Limit, or (C) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Issuing Bank or any Lender, as notified by the Issuing Bank or such Lender to the Administrative Agent before the date of issuance of such Letter of Credit. Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5. Each Letter of Credit shall be denominated in Dollars or in an Alternate Currency.

            (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice specifying the date of issuance of such Letter of Credit (which shall be a Business Day), the expiration date of such Letter of Credit, the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, such notice to be received at least (i) three (3) Business Days prior to the date of issuance thereof for Letters of Credit denominated in Dollars and (ii) four (4) Business Days prior to the date of issuance thereof for Letters of Credit denominated in any Alternate Currency. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any outstanding applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

            (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (i) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or (ii) that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit to the beneficiary thereof (with a copy to the Borrower) in accordance with the Issuing Bank's usual and customary business practices. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. As of the Closing Date, all Existing Letters of Credit shall be deemed to be Letters of Credit outstanding hereunder, and each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase a participation in each Existing Letter of Credit from the applicable Issuing Bank without recourse, equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Existing Letter of Credit.

            (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall provide prompt written notice to the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an amount equal to the Dollar Equivalent of the exact amount due to the Issuing Bank, plus any reasonable out-of-pocket transaction costs incurred by the Issuing Bank to convert any LC Disbursement funded in Alternate Currency into Dollars; provided, that for purposes solely of such Borrowing, the conditions precedents set forth in
Section 3.2 hereof shall not be applicable. The Administrative Agent shall timely notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

            (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (c) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date on which such Base Rate Borrowing should have occurred. Each Lender's obligation to make a Base Rate Loan under subsection (d) or to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its share of such payment based on its Pro Rata Share of the Revolving Commitments; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

            (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) or (e) of this Section 2.22 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within two (2) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

            (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates as may be reasonably necessary to effectuate the intent of this paragraph. The Administrative Agent shall invest, at the Borrower's risk and expense, such cash collateral in an interest bearing deposit account or certificate of deposit. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Revolving Lenders, may be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within one Business Day after all Events of Default have been cured or waived.

            (h) Promptly following the end of each Fiscal Quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a written report describing the aggregate Letters of Credit outstanding at the end of such Fiscal Quarter (including the Currencies in which such Letters of Credit have been issued). Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

            (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

            (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

            (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

            (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower's obligations hereunder; or

            (vi) The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (j) General Terms of Documentary Letters of Credit.

            (i) To the extent any failure to comply with the provisions of this
      Section 2.22(j) would, either individually or in the aggregate, result in a Material Adverse Effect, the Borrower agrees to procure or to cause the beneficiaries of each documentary Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Letter of Credit and to comply and to use its commercially reasonable efforts to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Letter of Credit, including without limitation governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as the Issuing Bank may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause the Issuing Bank's interest to be endorsed on such insurance and to furnish the Issuing Bank at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to the Issuing Bank, the Issuing Bank may (but is not obligated to) obtain, after notice, at the Borrowers' expense, insurance satisfactory to the Issuing Bank.

            (ii) In connection with each documentary Letter of Credit, neither the Issuing Bank nor any correspondent shall be responsible for: (A) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (B) any difference in character, quality, condition or value of the property from that expressed in documents; (C) the time, place, manner or order in which shipment of the property is made; (D) partial or incomplete shipment referred to in such Letter of Credit; (E) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance other than insurance procured by the Issuing Bank; (F) any deviation from instructions, delay, default or fraud by the beneficiary or anyone else in connection with the property or the shipping thereof; (G) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (H) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (I) delay in giving or failure to give notice of arrival or any other notice; (J) any breach of contract between the Letter of Credit beneficiaries and any Borrower; (K) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Letter of Credit occurs; (L) failure of documents (other than documents required by the terms of the Letter of Credit) to accompany any draft at negotiation; or (M) failure of any entity to note the amount of any document or draft on the reverse of such Letter of Credit or to surrender or to take up such Letter of Credit or to forward documents other than documents required by the terms of the Letter of Credit. In connection with each Letter of Credit, the Issuing Bank shall not be responsible for any error, neglect or default of any of its correspondents. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. If a Letter of Credit provides that payment is to be made by the Issuing Bank's correspondence, neither the Issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in such Letter of Credit to come into the Issuing Bank's hands, or for any delay in connection therewith, and the Borrowers' obligation to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

            Section 2.23. Extension of Revolving Commitment Termination Date.

            (a) At least ninety (90) days but no more than one hundred twenty
(120) days prior to the then effective Revolving Commitment Termination Date, the Borrower, by delivering a written request to the Administrative Agent (such request being irrevocable), may request that the Revolving Commitment Termination Date be extended for an additional one-year period. Upon receipt of such notice, the Administrative Agent shall promptly communicate such request to the Lenders in writing.

            (b) No later than sixty (60) days prior to the then effective Revolving Commitment Termination Date, each Lender shall indicate to the Administrative Agent whether the Borrower's request to so extend such Revolving Commitment Termination Date is acceptable to such Lender, it being understood that the determination by each Lender will be in its sole and absolute discretion and that if any Lender shall fail to so respond within such period such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. The Administrative Agent shall notify the Borrower promptly upon its receipt thereof, in writing, of each Lender's decision.

            (c) If less than all of the Lenders consent to any such request pursuant to this Section 2.23, the Administrative Agent shall promptly so notify the Lenders that consented to extend the Revolving Commitment Termination Date (each a "Consenting Lender"), and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 15 days prior to the effective date of the extension of the Revolving Commitment Termination Date of the amount of any other Lender's (each a "Non-Consenting Lender") Revolving Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Revolving

Commitments in an aggregate amount that exceeds the amount of the Revolving Commitments of the Non-Consenting Lenders, such Revolving Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Administrative Agent. If after giving effect to the assignments of Revolving Commitments described above there remains any Revolving Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (an "Assuming Lender") to assume, effective as of the effective date of the extension of the Revolving Commitment Termination Date, any Non-Consenting Lender's Revolving Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Revolving Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $1,000,000, unless the amount of the Revolving Commitment of such Non-Consenting Lender is less than $1,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

            (i) any such Consenting Lender or Assuming Lender shall have paid to such non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees owing to such Non-Consenting Lender as of the effective date of such assignment;

            (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

            (iii) with respect to any such Assuming Lender, the processing and recordation fee required under Section 10.4 for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.18, 2.19, 2.20 and 10.3 shall survive such substitution as to matters occurring prior to the date of substitution. At least three (3) Business Days prior to the effective date of the extension of the Revolving Commitment Termination Date,
(A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in form and substance satisfactory to the Borrower and the Administrative Agent, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Revolving Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.23 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i) (ii) and
(iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the effective date of the extension of the Revolving Commitment Termination Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

            (d) Subject to the satisfaction of the conditions set forth in clauses (a) through (c) of Section 3.2, in the event that (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.23) Lenders holding at least 70% of the Revolving Commitments have consented to the Borrower's request to extend the Revolving Commitment Termination Date, the Revolving Commitment Termination Date shall be extended for an additional one-year period, except with respect to Revolving Commitments of any Non-Consenting Lender. To the extent that the Revolving Commitment Termination Date is not extended as to any Lender pursuant to this Section 2.23 and the Revolving Commitments of such Lender are not assumed in accordance with subsection (c) of this Section 2.23 on or prior to the effective date of such extension, the Revolving Commitments of such Non-Consenting Lender shall automatically terminate in whole on the Revolving Commitment Termination Date prior to such extension without any further notice or other action by the Borrower, such Lender or any other Person and the principal amount outstanding under such Non-Consenting Lender's Revolving Commitment, together with accrued and unpaid interest, fees and other amounts due hereunder, shall be due and payable on such date; provided that such Non-Consenting Lender's rights under Sections 2.18, 2.19, 2.20 and 10.3 shall survive the termination date for such Lender as to matters occurring prior to such date. Notwithstanding anything contained in this Section 2.23 to the contrary, in no event shall the Revolving Commitment Termination Date shall be extended beyond the fifth anniversary of the Closing Date. Promptly following the date of any extension of the Revolving Commitment Termination Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the Revolving Termination Date in effect immediately prior thereto and shall thereupon record in the register the information with respect to each such Consenting Lender and each such Assuming Lender.

            Section 2.24. Alternate Currency Provisions.

            (a) Each Lender's Pro Rata Share of each Alternate Currency Loan shall be determined by reference to its Dollar Equivalent on the date each such Alternate Currency Loan is made. As to any Alternate Currency Loan, each Lender may elect to fulfill its commitment to make such Alternate Currency Loan by causing an Applicable Lending Office to make such Alternate Currency Loan; provided, however, that no such election shall be made if as a result thereof the Borrower would be required to pay United States withholding taxes or any additional amounts. In the event that a Lender is unable to fulfill its commitment to make such Alternate Currency Loan through its Applicable Lending Office because of its inability to make loans in such requested Currency, such Lender shall enter into a foreign exchange transaction with the Administrative Agent for the Currency applicable to such Alternate Currency Loan; provided, that if the Administrative Agent shall determine in its reasonable credit judgment that it is unwilling to enter into such foreign exchange transaction with such Lender, such Currency shall be deemed to be unavailable to all Lenders and the Administrative Agent and the Lenders shall have no obligation to make such Alternate Currency Loan.

            (b) If payment is not made in the Currency due under this Agreement (the "Contractual Currency") or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under the Notes and such judgment is expressed in a Currency other than the Contractual Currency, the Borrower shall indemnify and hold the Lenders harmless against any deficiency incurred by the Lenders with respect to the amount received by the Lenders to the extent the rate of exchange at which the Contractual Currency is convertible


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

into the Currency actually received or the Currency in which the judgment is expressed (the "Received Currency") is not the reciprocal of the rate of exchange at which the Administrative Agent would be able to purchase the Contractual Currency with the Received Currency, in each case on the Business Day following receipt of the Received Currency in accordance with normal banking procedures. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment Currency into the Contractual Currency (the "Conversion Date") and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Lenders, then the Borrower will, notwithstanding such judgment or order, pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Lenders from the Borrower hereunder in the Contractual Currency.

            (c) If the Borrower shall wind up, liquidate, dissolve or become a debtor in bankruptcy while there remains outstanding: (i) any amounts owing to the Lenders hereunder or under the Notes, (ii) any damages owing to the Lenders in respect of a breach of any of the terms hereof, or (iii) any judgment or order rendered in respect of such amounts or damages, the Borrower shall indemnify and hold the Lenders harmless against any deficiency with respect to the Contractual Currency in the amounts received by the Lenders arising or resulting from any variation as between: (i) the rate of exchange at which the Contractual Currency is converted into another currency (the "Liquidation Currency") for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under the Notes or under any judgment or order to which the relevant obligations hereunder or under the Notes shall have been merged and (ii) the rate of exchange at which Administrative Agent would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the "final date" or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy shall be the date fixed by the liquidator under the applicable law as being the last practicable date as of which the liabilities of the Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate person in respect thereof.

            (d) On the Closing Date, the available Alternate Currencies include Euros, Australian Dollars, Canadian Dollars, British Pounds Sterling, Swiss Francs, Yen and Swedish Krona. The Administrative Agent and the Issuing Bank shall be entitled to assume that such Currencies, and any other currencies requested by the Borrower that all Lenders agree to provide, remain available to all Lenders until such time as the Administrative Agent and the Issuing Bank actually receive written notice to the contrary from any Lender. Upon receipt of any such notice, the Administrative Agent shall promptly notify the Borrower, and thereafter no additional Alternate Currency Loans in such Currency shall be made, and no additional Alternate Currency Letters of Credit shall be issued. Any Alternate Currency Loans in such Currency outstanding at the time such notice is received shall remain outstanding until the end of the Interest Period related thereto, subject to the provisions of Section 2.17(b), and then shall be repaid or converted into a Eurocurrency Loan in Dollars or another Alternate Currency. Any Alternate Currency Letters of

Credit in such Currency outstanding at the time such notice is received shall remain outstanding until the expiry date thereof and may not be renewed or extended in such Currency.

            (e) Exchange Rates.

            (i) Not later than 2:00 p.m. on each Determination Date, the Administrative Agent shall (A) determine the Exchange Rate as of such Determination Date with respect to all Alternate Currencies, and (B) give notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Determination Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement be the Exchange Rates employed in determining the Dollar Equivalent of any amounts of such Alternate Currencies.

            (ii) Not later than 5:00 p.m. on each Reset Date and each Determination Date, the Administrative Agent shall (A) determine the Dollar Equivalent of the aggregate principal amounts of the Revolving Loans and LC Exposures (after giving effect to any Revolving Loans and/or Letters of Credit being made, issued, repaid, or cancelled or reduced on such date), and (B) notify the Lenders and the Borrower of the results of such determination.

            Section 2.25. European Economic and Monetary Union.

            (a) Effectiveness of Provisions. The provisions of subsections (b) through (i) below (inclusive) shall be effective upon the execution of this Agreement, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a Participating Member State upon the execution of this Agreement, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

            (b) Redenomination and Alternate Currencies. Each obligation of any party under this Agreement which has been denominated in the National Currency Unit of a non-member state which becomes a Participating Member State after the date of any Alternate Currency Loan made in the National Currency Unit of such state shall be Redenominated into the Euro Unit at the exchange rate set in accordance with EMU Legislation, provided, that if and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within that Participating Member State by crediting an account of a creditor can be paid by a debtor either in the Euro Unit or in the National Currency Unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the Euro Unit or in such National Currency Unit; provided, however, any amount paid in a National Currency Unit shall be paid at the fixed exchange rate in order to yield the required amount in Euros.

            (c) Loans. Any Alternate Currency Loan in the currency of a Participating Member State shall be made in the Euro Unit, provided that any Alternate Currency Loan may, if so requested by the Borrower, be made in the National Currency Unit (based upon fixed exchange


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

rate) of any Participating Member State so long as such National Currency Unit continues to be available as legal tender, is freely convertible and is not subject to exchange controls.

            (d) Payment to the Lenders. Sections of this Agreement which provide for payment or repayment in a National Currency Unit shall be construed so that, in relation to the payment of any amount of Euro Units or National Currency Units, such amount shall be made available to the Lenders, in immediately available, freely transferable, cleared funds to such account with each bank (in such principal financial center) as each Lender may from time to time nominate for this purpose in accordance with this Agreement.

            (e) Payments by the Lenders Generally. With respect to the payment of any amount denominated in the Euro or in a National Currency Unit, the Lenders shall not be liable to the Borrower in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by a Lender if such Lender has made reasonable efforts to effect all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in a National Currency Unit) to the account with the bank in the principal financial center in the Participating Member State which the Borrower shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as such Lender may from time to time select for the purpose of clearing or settling payment of the Euro.

            (f) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall, in a Lender's reasonable judgment, be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the Euro, or if interest rate quotes for a National Currency Unit are no longer provided, such convention or practice in the London Interbank Market shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided, that if any Alternate Currency Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Alternate Currency Loan, at the end of the then current Interest Period.

            (g) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for Indebtedness of the Borrower to the Lenders and of the Lenders to the Borrower under or pursuant to this Agreement,

            (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a Lender shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as such Lender may from time to time specify; and

            (ii) except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set-off, shall be subject to such reasonable changes of interpretation as Lenders may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

            (h) Exchange Indemnification and Increased Costs. The Borrower shall from time to time, upon demand from the Lenders, pay to the Lenders the amount of any loss, expense or increased cost incurred by, or of any reduction in any amount payable to or in the effective return of its capital to, or of interest or other return, including principal foregone by any Lender or its holding company as a result of the introduction of, changeover to or operation of the Euro in any Participating Member State or the Borrower's election to borrow in a National Currency Unit and repay in the Euro or to borrow in the Euro and repay in a National Currency Unit other than any such cost or reduction or amount foregone reflected in the associated interest rate.

            (i) Further Assurances. Borrower agrees, at the request of the Administrative Agent or a Lender, at the time of or at any time following the implementation of any EMU Legislation, to enter into an agreement amending this Agreement in order to reflect the implementation of the EMU Legislation and to place the parties hereto in the position they would have been in had such EMU Legislation not been implemented.

            Section 2.26. Collateral. The Obligations and all Guarantees thereof shall be secured under the Collateral Documents on a pari passu basis with the obligations of the Borrower under the Pari Passu Credit Facility, the obligations of the Borrower and certain of its Subsidiaries under the Tokyo Swap Transaction and the obligations of the Borrower and certain of its Subsidiaries under the Citizens Swap Transaction.

            Section 2.27. Increase of Commitments, Additional Lenders.

            (a) To the extent that the aggregate principal amount of all Commitments is less than $175,000,000 and so long as no Event of Default has occurred and is continuing, Borrower may, from time to time after the Closing Date and in any event upon at least 5 days' prior written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Revolving Commitments such that the Aggregate Revolving Commitments after giving effect to such increase does not exceed $175,000,000 (the amount of any such increase, the "Additional Revolver Amount"). No Lender (or any successor thereto) shall have any obligation to increase either its Commitments or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Commitments shall be made in its sole discretion independently from any other Lender.

            (b) The Borrower may designate a bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Commitments, and in the case of any other such Person (an "Additional Lender"), become a party to this Agreement and provide a new Commitment; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Revolving Commitments of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Revolver Amount.

            (c) An increase in the Commitments pursuant to this Section 2.28 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitments are to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Commitments and such opinions of counsel for the Borrower with respect to the increase in the Commitments as the Administrative Agent may reasonably request.

            (d) Upon the acceptance of any such agreement by the Administrative Agent, the Revolving Commitments shall automatically be increased by the Additional Revolver Amount and Annex I shall automatically be deemed amended to reflect the new Commitments of all Lenders after giving effect to the addition of such Commitments.

            (e) Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.28 that is not pro rata among all Lenders, (x) within 5 Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurocurrency Loan then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article III, the Borrower shall reborrow such Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to such increase, until such time as all outstanding Revolving Loans are held by the Lenders in such proportion and
(y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Revolving Commitment bears to the Aggregate Revolving Commitments after giving effect to such increase.

                                  ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

            Section 3.1. Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Administrative Agent):

            (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, and disbursements of outside counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under the Fee Letter and under any agreement with the Administrative Agent or SunTrust Capital Markets, Inc., as Arranger.

            (b) The Administrative Agent (or its counsel) shall have received the following:

            (i) a counterpart of this Agreement signed by or on behalf of each party hereto;

            (ii) Revolving Credit Notes payable to each Lender and a Swingline Note payable to the Swingline Lender, in each case duly executed by the Borrower;

            (iii) the Subsidiary Guaranty Agreement, duly executed by the Material Domestic Subsidiaries and acknowledged by the Borrower;

            (iv) the Security Agreement duly executed by all Loan Parties, together with (A) the Perfection Certificate duly completed and executed by the Borrower with respect to the Borrower and its Material Domestic Subsidiaries, (B) UCC financing statements and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Liens granted under the Security Agreement, as reasonably requested by the Administrative Agent in order to perfect such Liens, duly authorized or executed (as appropriate) by all Loan Parties, (C) except as permitted by
      Section 5.13(c), copies of favorable UCC, tax and judgment lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of all Loan Parties reasonably requested by the Lenders,
      (1) indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances or Liens permitted by Section 7.2(f), or
      (2) accompanied by such UCC termination statements (or authorization for the Administrative Agent to file such UCC amendments or termination statements), and such other cancellations and releases reasonably requested by the Administrative Agent to release all Liens other than Permitted Encumbrances on any Collateral and Liens permitted by Section 7.2(f); and (D) duly executed Collateral Access Agreements with respect to locations leased or under the control of third parties at which Inventory to be included within the Borrowing Base is located;

            (v) the Domestic Pledge Agreement, duly executed by all Loan Parties that own or hold Capital Stock of a Material Domestic Subsidiary, and the Cayman Pledge Agreement duly executed by JLG International and the Borrower, together with (A) original certificates, if any, evidencing the issued and outstanding shares of Capital Stock of the Loan Parties pledged to the Administrative Agent pursuant thereto, and (B) stock powers or other appropriate instruments of transfer executed in blank with respect to such certificates;

            (vi) Patent Security Agreements and Trademark Security Agreements, each dated the Closing Date and executed by each Loan Party that owns Patents and Trademarks, as applicable;

            (vii) except as set forth on Schedule 5.13, the Bank Account Control Agreements and Investment Control Agreements with respect to all deposit accounts, securities, securities entitlements, other financial assets held in a securities account, commodity account, and commodity contracts of the Loan Parties;


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

            (viii) the Intercreditor Agreement, duly executed by the Lenders, the lender providing the Pari Passu Credit Facility, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Citizens Bank of Pennsylvania and the Borrower;

            (ix) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of (A) its bylaws, partnership agreement, limited liability company operating agreement, or comparable organizational documents, (B) resolutions of its board of directors or other governing body, as applicable, approving the execution, delivery and performance of the Loan Documents to which it is a party, and (C) certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

            (x) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation and a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

            (xi) favorable written opinions of in-house counsel to the Loan Parties, Covington & Burling, outside counsel to the Loan Parties, and Cayman Islands counsel to the Administrative Agent, in each case addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;

            (xii) a certificate, dated the Closing Date and signed by a Responsible Officer, certifying that immediately before and after giving effect to the initial Revolving Loans hereunder, (A) no Default or Event of Default exists and (B) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct,

            (xiii) if the Borrower wishes to make a Borrowing on the Closing Date, Notice of Borrowing and a funds disbursement agreement, duly executed by the Borrower;

            (xiv) Borrowing Base Certificate dated as of the Closing Date, duly executed by the chief financial officer of the Borrower, demonstrating that after giving effect to the Revolving Loans to be made on the Closing Date, the Borrowing Availability is at least $25,000,000;

            (xv) certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect, and all applicable waiting periods shall have expired;


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

            (xvi) certificates of insurance issued on behalf of insurers of the Loan Parties, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, naming the Administrative Agent as additional insured and loss payee, as appropriate, together with a separate loss payable endorsement in favor of the Administrative Agent, executed by the insurance carrier(s) providing all such property and casualty insurance;

            (xvii) a field audit of all Accounts and Inventory of the Loan Parties (other than Accounts and Inventory of JLG OmniQuip, Inc. and its Subsidiaries), completed by auditors selected by the Administrative Agent in consultation with the Borrower, the results of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (xviii) certified copy of the documents executed in connection with the Pari Passu Credit Facility, which shall be on terms and conditions reasonably acceptable to the Administrative Agent; and

            (xix) evidence that all Indebtedness outstanding under the Existing Credit Agreement has been repaid in full, and the Existing Credit Agreement and all commitments to lend thereunder have been terminated (except for indemnification obligations that by their terms survive termination).

            Section 3.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing, including without limitation any conversions of Alternate Currency Loans pursuant to Section 2.24) and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions, at the time of and immediately after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable:

            (a) no Default or Event of Default shall exist;

            (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except with respect to any representation or warranty made as of any earlier date, which shall be true and correct in all material respects as of such earlier date);

            (c) since the date of the audited financial statements of the Borrower described in Section 4.4(a)(i), there shall have been no change which has had or would reasonably be expected to have a Material Adverse Effect;

            (d) the Revolving Credit Exposure shall not exceed the Borrowing Limit;

            (e) the Borrower shall have delivered the required Notice of Borrowing or notice relating to a Letter of Credit, as the case may be; and

            (f) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders


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

may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

            Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a),
(b), (c) and (d) of this Section 3.2.

            Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, in sufficient original counterparts with respect to this Agreement for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Administrative Agent and each Lender that (other than with respect to any Monetization Subsidiary):

            Section 4.1. Existence; Power. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

            Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by the Borrower, and, assuming the due execution and delivery by the Lenders, constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will, assuming the due execution and delivery by the Lenders, constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental


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

Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

            Section 4.4. Financial Statements. (a) The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of July 31, 2002, and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year then ended prepared by Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 27, 2003, and the related unaudited consolidated statements of income and retained earnings and cash flows for the Fiscal Quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since July 31, 2002, there have been no changes with respect to the Borrower and its Consolidated Subsidiaries which have had or would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Notwithstanding the immediately preceding sentence, changes in the Borrower's consolidated balance sheet, statement of income and retained earnings, and cash flows reflected in the statements referred to in clause (ii) shall be deemed not to constitute a Material Adverse Effect either for purposes of Section 3.2(c) or this Section 4.4.

            (b) The Projections delivered to the Administrative Agent prior to the date hereof have been prepared by the Borrower in light of the past operations of its businesses and the businesses acquired in the OmniQuip Acquisition, but including future payments of known contingent liabilities, and reflect projections for the 2003 through 2004 Fiscal Years on a quarter-by-quarter basis and 2003 through 2007 on an annual basis. Such Projections reflect as of the Closing Date the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and of the other information projected therein for the period set forth therein based on the assumptions set forth therein. Each set of Projections delivered as of the Closing Date or after the Closing Date to the Lenders are based upon estimates and assumptions stated therein, all of which the Borrower believes at the time of delivery to be reasonable in light of the conditions and facts known to Borrower at such time.

            Section 4.5. Litigation and Environmental Matters.

            (a) Except for matters existing on the Closing Date and set forth on
Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.


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

            (b) Except for the matters set forth on Schedule 4.5 as of the Closing Date, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, in each case where such failure to comply or such Environmental Liability would reasonably be expected to result in a Material Adverse Effect.

            Section 4.6. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            Section 4.7. Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

            Section 4.8. Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary would reasonable be expected to become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all material taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of such taxes are in the reasonable judgment of the Borrower adequate, and the Borrower does not reasonably anticipate incurring tax liabilities materially in excess of the amount so provided for the period to which such charges, accruals and reserves apply.

            Section 4.9. Margin Regulations. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock."

            Section 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.


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

            Section 4.11. Ownership of Property.

            (a) As of the Closing Date, each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries, taken as a whole, are valid and existing and are in full force.

            (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all Patents, Trademarks, service marks, trade names, Copyrights and other intellectual property, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such non-possession or infringement which would not reasonably be expected to have a Material Adverse Effect.

            (c) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

            Section 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation, closing or syndication of this Agreement or any other Loan Document or otherwise submitted to the Administrative Agent, Collateral Agent, Issuing Bank or the Lenders pursuant to or in connection with this Agreement (taken together with all other information so furnished and as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state, in each case as of the date delivered, any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information or other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            Section 4.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority, in each case, that would reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the


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

provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

            Section 4.14. Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or formation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

            Section 4.15. Insolvency. After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, and the consummation of the Loans, neither the Borrower and its Consolidated Subsidiaries, taken as a whole, nor any of the Loan Parties, individually, will be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay their respective debts generally as such debts become due, or have an unreasonably small capital to engage in their respective businesses or transaction, whether current or contemplated.

            Section 4.16. Subordination of Subordinated Debt; Senior Unsecured Notes. (a) This Agreement, and all amendments, modifications, extensions, restructurings, refinancings and replacements hereof, constitute the "Senior Indebtedness" within the meaning of the Subordinated Debt Documents related to the Senior Subordinated Notes; and the Revolving Loans and all other Obligations of the Borrower to the Lenders and the Administrative Agent under this Agreement, the Notes and all other Loan Documents, and all amendments, modifications, extensions, restructurings, refinancings or replacements of any of the foregoing constitute "Senior Indebtedness" of the Borrower within the meaning of the Subordinated Debt Documents related to the Senior Subordinated Notes, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to the Subordinated Debt Documents related to the Senior Subordinated Notes.

      (b) This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the "Bank Credit Facilities" within the meaning of documents governing the Senior Unsecured Notes.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding (other than any Obligation with respect to indemnification which specifically survives the termination of this Agreement):

            Section 5.1. Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender:

            (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audited report for such Fiscal Year for the Borrower and its Consolidated Subsidiaries, containing a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated


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

statements of income, retained earnings and cash flows (together with all footnotes thereto) of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, all in reasonable detail and with respect to such audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without any qualification or exception) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Consolidated Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States;

            (b) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows, of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year;

            (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the chief financial officer of the Borrower;

            (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substitute therefore) or any national securities exchange provided that any such registration statements or reports shall be deemed delivered at the time such registration statement or reports become available on EDGAR and the Borrower notifies the Administrative Agent and the Lenders thereof;

            (f) within 10 Business Days after the end of each of Fiscal Month, or more frequently as reasonably requested by the Administrative Agent, (i) a Borrowing Base Certificate as of the end of the immediately preceding Fiscal Month, setting forth the Eligible Accounts and Eligible Inventory owned by the Borrower and a categorical breakdown (based on the definitions of Eligible Accounts and the types of Eligible Inventory) of all Eligible Accounts and Eligible Inventory as of such date and, so long as the Administrative Agent timely provides the Borrower with the applicable Swap Termination Value, the Swap Termination Value for each of the Citizens Interest Rate Hedge Agreement and the Tokyo Interest Rate Hedge Agreement, in each case as of the Business Day immediately preceding delivery of such Borrowing Base Certificate, and (ii) an accounts receivable aging report as of the end of the immediately preceding Fiscal Month;

            (g) on any Business Day that the Revolving Credit Exposure plus the amount outstanding under the Pari Passu Credit Facility at the end of the immediately proceeding Business Day is greater than or equal to $160,000,000, the Borrower shall provide to Administrative Agent no later than 11:00 a.m. on such Business Day written notice of the outstanding principal amount under the Pari Passu Credit Facility as of the close of business on the immediately preceding Business Day; and

            (h) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

            Section 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default in respect of any Material Indebtedness of the Borrower or any of its Subsidiaries;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; ; and

            (e) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

      Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            Section 5.3. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Monetization Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, Patents, Copyrights, Trademarks and trade names material to the conduct of the business of the Borrower and its Consolidated Subsidiaries, taken as a whole; provided, that nothing in this Section shall prohibit any merger, consolidation, sale, lease transfer, disposition, liquidation or dissolution permitted under Section 7.3 or any Assets Sales permitted under
Section 7.6

            Section 5.4. Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            Section 5.5. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, all of its obligations and liabilities (including without limitation all tax liabilities and claims) in accordance with customary trade practices, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to pay or discharge such obligation or liability would not reasonably be expected to result in a Material Adverse Effect.

            Section 5.6. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record of dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

            Section 5.7. Visitation, Inspection, Etc. (a) The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and, in the presence of an officer the Borrower, with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request at reasonable intervals after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice or limitations on intervals shall be required; provided, further, that any failure of the Borrower's independent certified public accountants to agree to meet with the Administrative Agent or any Lender shall not constitute a breach by the Borrower of this Section 5.7. The Borrower shall be obligated to reimburse the Administrative Agent for its costs and expenses incurred in connection with the exercise of the rights of the Administrative Agent under this Section no more frequently than four (4) times per calendar year unless an Event of Default has occurred and is continuing.

            (b) The Borrower will, and will cause each of its Subsidiaries (other than Monetization Subsidiaries) to, deliver to the Lenders such field audits of all Inventory and Accounts of the Loan Parties as the Required Lenders may reasonably request, all at reasonable times and upon advance notice to the Borrower, all such field audits to be conducted by internal auditors of the Administrative Agent or of nationally recognized standing, and in form and substance, reasonably satisfactory to the Required Lenders; provided that so long as no Event of Default has occurred and is continuing, in no event shall any such audit be conducted more frequently than once during each Fiscal Quarter. The Borrower shall pay the reasonable fees and expenses of such auditor as to which invoices have been furnished.


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

            Section 5.8. Maintenance of Properties; Insurance. Except for Asset Sales permitted by Section 7.6, the Borrower will, and will cause each of its Subsidiaries (other than Monetization Subsidiaries) to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and (c) at all times shall name Administrative Agent as additional insured on all liability policies of the Borrower and its Subsidiaries that are material to the Borrower and its Subsidiaries, taken as a whole.

            Section 5.9. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of all Loans to consummate the Refinancing, for working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or
X. All Letters of Credit will be used for working capital needs and other general corporate purposes.

            Section 5.10. Cash Management. Subject to Section 5.13 of this Agreement, Borrower shall, and shall cause its Material Domestic Subsidiaries (other than Monetization Subsidiaries) to:

            (a) establish and maintain all of their domestic deposit and disbursement bank accounts (each, a "Bank Account") with the Administrative Agent or with other Lenders that (together with the applicable Loan Party) have executed and delivered to the Collateral Agent Bank Account Control Agreements, in form and substance reasonably acceptable to the Collateral Agent; each Bank Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which Borrower and each of its Subsidiaries (other than Monetization Subsidiaries) shall have granted a Lien to the Collateral Agent, on behalf of itself, the Administrative Agent, the Issuing Bank, the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement (collectively, the "Blocked Accounts"); and

            (b) deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Accounts and other Collateral into Blocked Accounts.

            (c) until such time as the Borrower or its applicable Subsidiary complies with the provisions of Section 5.13, cause no more than $3,000,000 in the aggregate to be invested at any time in the accounts listed on Schedule 5.13.

            Section 5.11. Additional Subsidiaries.


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

            (a) The Borrower shall notify the Administrative Agent and the Lenders, concurrently with delivery of each Compliance Certificate, if during the Fiscal Quarter covered by such Compliance Certificate (i) a Subsidiary is created or acquired that is a Material Domestic Subsidiary but not a Subsidiary Loan Party or (ii) a Subsidiary becomes a Material Domestic Subsidiary that is not a Subsidiary Loan Party. Within fifteen (15) days after the delivery of such Compliance Certificate, the Borrower shall cause any such Material Domestic Subsidiary (x) to join the Subsidiary Guaranty Agreement as a new Subsidiary Loan Party by executing and delivering to the Administrative Agent a Subsidiary Guaranty Supplement, (y) to grant Liens in favor of the Collateral Agent by joining the Security Agreement, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as applicable) and executing and delivering such instruments reasonably required by the Administrative Agent to perfect Liens in favor of the Collateral Agent granted under any of the Loan Documents, and (z) to deliver all such other documentation (including without limitation, lien searches, legal opinions, and certified organizational documents) and to take all such other actions as such Material Domestic Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Material Domestic Subsidiary had been a Loan Party on the Closing Date.

            (b) The Borrower shall notify the Administrative Agent and the Lenders, concurrently with delivery of each Compliance Certificate, if during the Fiscal Quarter covered by such Compliance Certificate any event shall have occurred as a result of which at least 66% of the Capital Stock of JLG International and 100% of all Capital Stock of any Material Domestic Subsidiary owned by the Borrower or any of its Subsidiaries are not pledged to the Collateral Agent pursuant to the Domestic Pledge Agreement. Within fifteen (15) days after the delivery of such Compliance Certificate, the Borrower shall, and shall cause its Subsidiaries (other than any Monetization Subsidiaries) owning the Capital Stock of such Material Domestic Subsidiary, to pledge to the Collateral Agent as security for the Obligations such Capital Stock of such Material Domestic Subsidiary by (i) executing and delivering a supplement to the Domestic Pledge Agreement, in form and substance reasonably satisfactory to the Collateral Agent, (ii) delivering (if any) the original stock certificates evidencing such additional Capital Stock to the Collateral Agent, together with appropriate stock powers executed in blank and (iii) delivering such other documentation (including without limitation, legal opinions, and certified organizational documents) and taking all such other actions that would have been required pursuant to Section 3.1 if such Capital Stock had been pledged pursuant to the Domestic Pledge Agreement on the Closing Date.

            (c) The Borrower shall notify the Administrative Agent and the Lenders, concurrently with the delivery of each Compliance Certificate, if during the Fiscal Quarter covered by such Compliance Certificate any event shall have occurred as a result of which at least 66% of the Capital Stock of any Material First-Tier Foreign Subsidiary owned by the Borrower or any of its Subsidiaries is not pledged to the Collateral Agent pursuant to a Pledge Agreement. Within sixty (60) days after the delivery of such Compliance Certificate, the Borrower shall, and shall cause its Subsidiaries owning the Capital Stock of such Material First-Tier Foreign Subsidiary, to pledge to the Collateral Agent as security for the Obligations such Capital Stock of such Material First-Tier Foreign Subsidiary by (i) executing and delivering a Pledge Agreement, in form and substance reasonably satisfactory to the Collateral Agent, (ii) delivering (if any) the original stock certificates evidencing such additional Capital Stock to the Collateral Agent, together with appropriate stock powers or similar instruments of transfer executed in blank and (iii) delivering such other documentation (including without limitation, lien searches, legal opinions, and certified organizational documents) and taking all such other actions that would have been required pursuant to Section 3.1 if such Capital Stock had been pledged pursuant to a Pledge Agreement on the Closing Date provided that in no event shall the Borrower or any Subsidiary be required to pledge any Capital Stock of a Material Foreign Subsidiary if (x) a Responsible Officer shall have delivered a certificate to the Administrative Agent certifying that the Borrower has determined, on the basis of reasonable inquiries in the jurisdiction of such Material Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Material Foreign Subsidiary to conduct its business in such jurisdiction or (y) such pledge would be contrary to the applicable law of such jurisdiction.

            (d) All actions to be taken pursuant to this Section 5.11 shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

            Section 5.12. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver agreements, instruments or documents, and take any and all such actions, as may from time to time be reasonably requested by the Administrative Agent to perfect and maintain the validity and priority of the Liens granted pursuant to the Collateral Documents to the extent required therein and to effect, confirm or further assure or protect the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

            Section 5.13. Post-Closing Requirements. The Borrower will, and will cause each of its Subsidiaries to do the following:

            (a) No later than sixty (60) days after the Closing Date, (i) (x) deliver to the Collateral Agent a Bank Account Control Agreement (in form and substance reasonably satisfactory to the Collateral Agent) with respect to each of the accounts listed on Part A of Schedule 5.13 or (y) close all such accounts for which Bank Account Control Agreements are not obtained; and (ii) (x) deliver to the Collateral Agent an Investment Control Agreement (in form and substance reasonably satisfactory to the Collateral Agent) with respect to each of the accounts listed on Part B of Schedule 5.13 or (y) close all such accounts for which Investment Control Agreements are not obtained.

            (b) No later than sixty (60) days after the Closing Date, deliver to the Administrative Agent certified copies of the articles of incorporation of the Borrower and JLG Equipment Services, Inc., from the Secretary of State of the State of Pennsylvania.

            (c) No later than sixty (60) days after the Closing Date, deliver to the Administrative Agent copies of favorable UCC, tax and judgment lien search reports for JLG Holdings, Inc. from Washington County, Maryland.

            (d) No later than ninety (90) days after the Closing Date, deliver to the Collateral Agent a Patent Security Agreement and a Trademark Security Agreement (each in form and substance reasonably satisfactory to the Collateral Agent) executed by JLG Omniquip, Inc.

pursuant to which JLG Omniquip, Inc. shall grant to the Collateral Agent a security interest in all of its Patents and Trademarks, including but not limited to each Patent and Trademark sold, assigned or transferred to JLG Omniquip, Inc. pursuant to the terms of the Omniquip Acquisition Agreement.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding (other than any Obligation with respect to indemnification which specifically survives the termination of this Agreement):

            Section 6.1. Leverage Ratio. The Borrower will maintain, at all times, commencing with the date on which the financial statements required under
Section 5.1(b) have been delivered with respect to the Fiscal Quarter ending October 26, 2003, a Leverage Ratio of not greater than:

                     Fiscal Quarter                     Leverage Ratio
                     --------------                     --------------

            For each Fiscal Quarter ending on or             6.0:1.0
            prior to July 31, 2004

            For each Fiscal Quarter ending after             5.0:1.0
            July 31, 2004 and on or prior to
            July 31, 2005

            For each Fiscal Quarter ending after
            July 31, 2005                                    4.0:1.0

            Section 6.2. Senior Leverage Ratio. The Borrower will maintain, at all times, commencing with the date on which the financial statements required under Section 5.1(b) have been delivered with respect to the Fiscal Quarter ending October 26, 2003, a Senior Leverage Ratio of not greater than 2.0:1.0.

            Section 6.3. Fixed Charge Coverage Ratio. The Borrower will maintain, as of the last day of each Fiscal Quarter, commencing with the date on which the financial statements required under Section 5.1(b) have been delivered with respect to the Fiscal Quarter ending October 26, 2003, a Fixed Charge Coverage Ratio of not less than:

                     Fiscal Quarter                  Fixed Charge Coverage Ratio
                     --------------                  ---------------------------

            For each Fiscal Quarter ending on or              1.25:1.0
            prior to July 31, 2004

            For the Fiscal Quarter ending in                  1.75:1.0
            October 2004


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

            For each Fiscal Quarter ending in                 2.00:1.0
            January 2005, in April 2005 and on
            July 31, 2005

            For each Fiscal Quarter ending
            after July 31, 2005                               2.50:1.0


            Section 6.4. Consolidated Tangible Net Worth The Borrower will maintain, as of the last day of each Fiscal Quarter, a Consolidated Tangible Net Worth of not less than the sum of (i) $194,000,000, plus (ii) 50% of Consolidated Net Income on a cumulative basis for each preceding Fiscal Quarter, commencing with the Fiscal Quarter ending July 31, 2003; provided, however, that if Consolidated Net Income is negative in any Fiscal Quarter, the amount added for such Fiscal Quarter shall be zero, plus (iii) fifty percent (50%) of the net proceeds from each equity issuance by the Borrower and its Subsidiaries occurring after the Closing Date.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding (other than any Obligation with respect to indemnification which specifically survives the termination of this Agreement):

            Section 7.1. Indebtedness; Preferred Equity. The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness created pursuant to the Loan Documents;

            (b) Indebtedness incurred under the Pari Passu Credit Facility in an aggregate principal amount not to exceed $15,000,000;

            (c) Indebtedness incurred in connection with the issuance of industrial revenue development bonds or similar instruments in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

            (d) the Senior Unsecured Notes in an aggregate principal amount not to exceed $125,000,000, the Senior Subordinated Notes in an aggregate principal amount not to exceed $175,000,000 and Guarantees of such Senior Unsecured Notes and such Senior Subordinated Notes existing on the date hereof;

            (e) Indebtedness incurred in connection with Permitted MOSAs;

            (f) Indebtedness incurred by Foreign Subsidiaries to finance the international operations of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed (euro)7,500,000 at any time outstanding;


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

            (g) Indebtedness incurred in connection with Monetization Transactions entered into in the ordinary course of business by the Borrower or any of its Subsidiaries (including any Monetization Subsidiaries);

            (h) other Indebtedness of the Borrower and its Subsidiaries existing (or incurred pursuant to commitments to lend existing) on the date hereof and set forth on Schedule 7.1 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

            (i) (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, (ii) any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, or extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, that such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvements; and (iii) operating leases; provided, that the aggregate principal amount of Indebtedness described in clauses (i) and
(ii), plus the Operating Lease Value of the operating leases, does not exceed in the aggregate 20% of Consolidated Tangible Net Worth;

            (j) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided, that any such Indebtedness that constitutes Investments by any Loan Party in any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

            (k) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

            (l) Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement and Indebtedness assumed in connection with any asset acquisition by the Borrower or any Subsidiary permitted under Section 7.4; provided, that (i) such Indebtedness exists at the time that such Person becomes a Subsidiary or such asset is acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $30,000,000 outstanding at any time;

            (m) other Indebtedness in an aggregate principal amount not to exceed $30,000,000 outstanding at any time;

            (n) Capital Leases and operating leases incurred in connection with sale/leaseback transactions permitted by Section 7.9; and

            (o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument presented by the Borrower or any Subsidiary against insufficient funds (including in the case of daylight drafts so long as such overdrafts are paid in full by the close of business on the day such overdraft was incurred) in the ordinary course of business; provided, that such Indebtedness (other than overdrafts occurring as a result of daylight drafts) is paid in full by the close of business on the Business Day immediately following the day such Indebtedness was incurred; provided, further, that the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $10,000,000 outstanding at any time;

Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred equity interests that (a) matures or is mandatorily redeemable or subject to mandatory repurchase pursuant to a sinking fund obligation at the option of the holder or otherwise, in whole or in part, except upon a Change in Control or other event of mandatory redemption; provided, that the terms of any such preferred stock or other preferred equity interests provide, or offering documents pursuant to which any such preferred stock or other preferred equity interests disclose, that the holders thereof are not entitled to receive any payments as a result of such redemption, or to exercise any remedies with respect thereto, until all Obligations, and any and all Indebtedness that extends, renews, refinances or replaces the Obligations, have been paid in full in cash or (b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or any preferred equity interests of the type described in clause (a) of this paragraph, on or prior to, in the case of clause (a) or (b), six months after the Revolving Commitment Termination Date.

            Section 7.2. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

            (a) Liens created in favor of the Collateral Agent for the benefit of (i) the Lenders pursuant to the Collateral Documents, (ii) the lender providing the Pari Passu Credit Facility, and (iii) The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, and Citizens Bank of Pennsylvania and any counterparties to Hedging Transactions (each, a "Hedging Obligation Counterparty") that are entered into to replace or refinance either the Tokyo Swap Transaction or the Citizens Swap Transaction so long (x) as each of the Collateral Agent, the lender providing the Pari Passu Credit Facility, and any Hedging Obligation Counterparty is a party to the Intercreditor Agreement; (y) the notional amount under the Tokyo Swap Transaction shall not exceed $62,500,000 and (z) the notional amount under the Citizens Swap Transaction shall not exceed $70,000,000; provided, that any Hedging Obligation Counterparty in whose favor a Lien is created and that is not a Lender must be satisfactory to the Administrative Agent in its reasonable discretion;

            (b) Liens securing the Indebtedness permitted under Section 7.1(c) to the extent any such Lien extends only to the property financed with the Indebtedness secured by such Lien and property reasonably related thereto;

            (c) Liens on assets of Foreign Subsidiaries securing the Indebtedness permitted to be incurred by Foreign Subsidiaries under Section 7.1(f);

            (d) Liens on Monetization Assets incurred in connection with Monetization Transactions permitted under Section 7.1(g);

            (e) Permitted Encumbrances;

            (f) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien does not extend to any other property or asset of the Borrower or any Subsidiary;

            (g) purchase money Liens on any fixed or capital assets and assets reasonably related thereto to secure the purchase price or the cost of the acquisition, construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.1(i), (ii) such Lien attaches to such assets and assets reasonably related thereto concurrently or within one hundred eighty (180) days after the acquisition, improvement or completion of the construction thereof; and (iii) such Lien does not extend to any other assets, other than assets reasonably related thereto;

            (h) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

            (i) any Liens created in connection with sale/leaseback transactions permitted under Section 7.9;

            (j) Liens securing extensions, renewals, refinancings, or replacements of any Indebtedness or other obligation referred to in paragraphs
(a) through (i) of this Section; provided, that (i) the principal amount of the Indebtedness or other obligation secured thereby is not greater than the amount secured by such Liens when such Indebtedness or other obligation was incurred by the Borrower or any such Subsidiary and (ii) any such extension, renewal, refinancing or replacement is limited to the assets originally encumbered thereby.

            Section 7.3. Fundamental Changes.

            (a) The Borrower will not, and will not permit any Subsidiary (other than any Monetization Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, or lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (other than Monetization Subsidiaries) (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing
(i) the Borrower or any Subsidiary may merge into or consolidate with a Person if the Borrower (or such

Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into or consolidate with another Subsidiary; provided, that if any party to such merger or consolidation is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person; and provided, further, that notwithstanding the foregoing, any Subsidiary Loan Party may merge into or consolidate with any other Subsidiary Loan Party, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party,
(iv) the Borrower and its Subsidiaries may make Asset Sales permitted in Section 7.6, (v) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, and (vi) any Subsidiary that is not a Subsidiary Loan Party may merge into the Person such Subsidiary was formed to acquire or may sell, transfer, lease or otherwise dispose of all or substantially all of its assts to any other Subsidiary that is not a Subsidiary Loan Party; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 7.4.

            (b) The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

            Section 7.4. Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any Capital Stock of any Person, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit (all of the foregoing being collectively called "Investments"), except:

            (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries), and refinancings, extensions of maturity and other modifications of Items 2 and 3 listed on Schedule 7.4, in each case that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such refinancings, extensions of maturity or other modifications);

            (b) Permitted Investments subject to Investment Control Agreements or Bank Account Control Agreements in favor of the Collateral Agent, on behalf of itself, and the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge Agreement or the Citizens Interest Rate Hedge Agreement or otherwise subject to a perfected security interest in favor of the Collateral Agent, on behalf of itself, and the Lenders, the lender under the Pari Passu Credit Facility, Citizens Bank of Pennsylvania, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and any counterparties to Hedging Transactions that are entered into to replace or refinance either the Tokyo Interest Rate Hedge

Agreement or the Citizens Interest Rate Hedge Agreement that has the highest priority that can be obtained by perfecting such security interest under the UCC;

            (c) Guarantees constituting Indebtedness permitted by Section 7.1; provided, that the aggregate amount of such Guarantees shall be subject to the limitations set forth in clauses (d) and (e) of this Section 7.4;

            (d) (i) non-cash Investments made by the Borrower in any Foreign Subsidiary in the form of sales to such Foreign Subsidiary of Inventory on credit terms in the ordinary course of business which are evidenced by intercompany receivables or credit balances; (ii) Investments made by the Borrower in any Foreign Subsidiary (x) to finance capital expenditures or acquisitions, (y) to pay at maturity or refinance any Indebtedness of such Foreign Subsidiary or (z) in the form of Guarantees of any Indebtedness of such Foreign Subsidiary, in an aggregate amount for all such Investments not to exceed $15,000,000 per Fiscal Year and (iii) other Investments in the form of Guarantees of Indebtedness permitted by Section 7.1(f);

            (e) other Investments made by the Borrower in any Subsidiary and by any Subsidiary in the Borrower or in another Subsidiary; provided, that (A) the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of, Domestic Subsidiaries that are not Subsidiary Loan Parties (including all such Investments and Guarantees existing on the Closing
Date) shall not exceed $1,000,000 in the aggregate at any time outstanding and
(B) the aggregate amount of Investments (other than Guarantees) by Loan Parties in Foreign Subsidiaries shall not exceed $25,000,000 in the aggregate at any time outstanding and any such Investment in the form of Guarantees are permitted under clause (d) of this Section 7.4;

            (f) Loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business, including, without limitation, for travel, relocation and related expenses; provided, however, that the aggregate outstanding amount of all such loans and advances does not exceed $10,000,000 at any time;

            (g) Investments in connection with Monetization Transactions and Customer Financings entered into in the ordinary course of business;

            (h) other Investments which in the aggregate do not exceed $10,000,000 in any Fiscal Year; provided, however, that to the extent any such other Investments constitute an acquisition of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or a combination thereof of any other Person, the aggregate consideration for such acquisition together with any related acquisitions shall not exceed $10,000,000;

            (i) Investments permitted by clauses (ii) through (vi) of Section
7.3;

            (j) extensions of trade credit in the ordinary course of business;

            (k) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, renewals, refinancings and replacements thereof;


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            (l) Investments by the Borrower or any Subsidiary as a result of non-cash (excluding cash equivalents) consideration for Asset Sales permitted under Section 7.6; provided, that the non-cash (excluding cash equivalents) consideration for each such Asset Sale shall not exceed 25% of the total consideration paid in connection with such Asset Sale;

            (m) negotiable instruments held for collection or utility, workers' compensation, performance and other similar deposits in the ordinary course of business;

            (n) Investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or a combination thereof) of any other Person in an amount not to exceed $20,000,000 in the aggregate during the term of this Agreement; provided, that (i) such business or line of business is in substantially the same fields as the businesses of the Borrower and its Subsidiaries, taken as a whole, conducted on the Closing Date and in lines of business reasonably related thereto, (ii) such acquisition is made with the approval of the board of directors of the Person to be acquired, or of the percentage of ownership interests required by the charter documents of such Person to approve any such acquisition, (iii) immediately after giving pro forma effect to any such acquisition as though such acquisition had closed on the last Business Day of the Fiscal Month immediately preceding delivery of the most recently delivered Borrowing Base Certificate pursuant to Section 5.1(f), the Borrowing Availability would be at least $10,000,000, (iv) immediately after giving effect to the acquisition, no Default or Event of Default shall have occurred and be continuing and (v) immediately after giving pro forma effect to such acquisition as though the acquisition had closed on the first day of the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1, the Borrower would be in compliance with the financial covenants provided for in Article VI as of the most recent Fiscal Quarter in respect of which the Borrower is required to have delivered a Compliance Certificate pursuant to Section 5.1(c); and

            (o) Investments in joint ventures or customers (other than Customer Financings) in order to facilitate the sale, lease or rental of goods or services to such customers in an aggregate amount not to exceed $10,000,000 in any single Investment, or $20,000,000 in the aggregate, outstanding at any time.

            Section 7.5. Restricted Payments. The Borrower will not, and will not permit its Subsidiaries (other than Monetization Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of its Capital Stock or Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof or any options, warrants, or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (a) dividends payable by the Borrower solely in shares of any class of its common stock, (b) Restricted Payments made by any Subsidiary Loan Party to the Borrower or to another Subsidiary Loan Party, (c) in the absence of a Default or an Event of Default, the payment of regular cash dividends in accordance with reasonable business practice in the good faith judgment of the board of directors of the Borrower, (d) distributions of Capital Stock (subject to compliance with the last paragraph of Section 7.1) upon the exercise of the "Rights" as defined in the Rights Agreement, dated as of


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May 24, 2000, between the Borrower and American Stock Transfer and Trust
Company, as it may be amended, supplemented or otherwise modified from time to time and (e) the repurchase of up to $35,000,000 of the Senior Subordinated Notes; provided that (i) immediately after giving pro forma effect to any such repurchase as though the repurchase had closed on the last Business Day of the Fiscal Month immediately preceding delivery of the most recently delivered Borrowing Base Certificate pursuant to Section 5.1(f), the Borrowing Availability would be at least $10,000,000, (ii) immediately after giving effect to the repurchase, no Default or Event of Default shall otherwise have occurred and be continuing and (iii) immediately after giving pro forma effect to any such repurchase as though the repurchase had closed on the first day of the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1(a) or (b), the Borrower would be in compliance with the financial covenants provided for in Article VI as of the most recent Fiscal Quarter in respect of which the Borrower is required to have delivered a Compliance Certificate pursuant to Section 5.1(c).

            Section 7.6. Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, other than cash, cash equivalents and Permitted Investments (each an "Asset Sale"), whether now owned or hereafter acquired, or, in the case of any Subsidiary (other than a Monetization Subsidiary), issue or sell any shares of such Subsidiary's Capital Stock to any Person other than to the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

            (a) Asset Sales for fair market value of obsolete or worn out property;

            (b) Asset Sales of inventory, licensing of intellectual property (so long as the representation in Section 4.11(b continues to be true), leases or sub-leases of excess space in any of the Borrower's or any Subsidiary's owned or leased real property, and leases or sales of equipment which constitute Customer Financings in the ordinary course of business;

            (c) Monetization Transactions entered into in the ordinary course of business;

            (d) (i) Asset Sales of assets or property not necessary for operations with sale proceeds not to exceed $10,000,000 per Fiscal Year and (ii) Asset Sales of assets or property not necessary for operations and constituting a single transaction or series of related transactions with sale proceeds of $1,000,000 or less;

            (e) other Asset Sales in an aggregate amount not to exceed $30,000,000; provided that, immediately after giving pro forma effect to any such Asset Sale (including an exclusion from Consolidated EBITDA of the Consolidated EBITDA generated by the assets or property sold and a reduction in the Consolidated Net Funded Debt from the application of the proceeds from such Asset Sale to the outstanding Revolving Credit Exposure of all Lenders) as though such Asset Sale had closed on the first day of the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered pursuant to Section 5.1, (i) the Borrowing Availability would be at least $10,000,000 and (ii) the Leverage Ratio as of the most recent Fiscal Quarter in respect of which the Borrower is required to have delivered a Compliance Certificate pursuant to Section 5.1(c) would not be greater than (A) 5.5:1.0 if such Fiscal Quarter


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occurs during the 2004 Fiscal Year, (B) 4.5:1.0 if such Fiscal Quarter occurs during the 2005 Fiscal Year, and (C) 3.5:1.0 if such Fiscal Quarter occurs after the 2005 Fiscal Year and (iii) no Default or Event of Default shall otherwise have occurred and be continuing;

            (f) Asset Sales to the Borrower or any Subsidiary Loan Party;

            (g) Asset Sales consisting of the sale of (i) the Sunnyside facility located in Bedford, Pennsylvania, (ii) the Weber Lane facility located in Bedford, Pennsylvania, (iii) the Gradall Orrville facility located in Ohio, and
(iv) assets reasonably related to any such facilities to the extent such assets are not used by the Borrower or any of its Subsidiaries in any other part their business; and

            (h) (i) transactions which may constitute Asset Sales and are permitted under Section 7.3 or (ii) transactions which may constitute Asset Sales and are permitted under Section 7.9.

            Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates and transactions between or among Subsidiaries that are not Subsidiary Loan Parties.

            Section 7.8. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary (other than any Monetization Subsidiary) to, directly or indirectly, enter into any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired to secure the Obligations or any Indebtedness that extends, renews, refinances or replaces the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to, prohibitions, restrictions or conditions imposed by (A) law, (B) this Agreement or any other Loan Document, (C) the documents governing the Pari Passu Credit Facility, so long as such documents permit the Borrower and its Subsidiaries to create, incur or permit Liens securing the Obligations on the condition that the Indebtedness under the Pari Passu Credit Facility is secured pari passu with the Obligations, and the prohibitions, restrictions and conditions imposed therein are no more restrictive than those contained herein, (D) the Subordinated Debt Documents and the documents relating to the Senior Unsecured Notes as in effect on the Closing Date, and (E) agreements governing Indebtedness permitted under
Section 7.1 to the extent incurred by Foreign Subsidiaries, (ii) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such prohibitions, restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to prohibitions, restrictions or


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conditions imposed by any Capital Leases or operating leases entered into in connection with sale and leaseback transactions permitted by Section 7.9 and any agreement relating to secured Indebtedness permitted by this Agreement if such prohibitions, restrictions and conditions apply only to the property or assets leased under such Capital Lease or operating lease or securing Indebtedness or assets reasonably related thereto, and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            Section 7.9. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries (other than Monetization Subsidiaries) to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except that the Borrower and its Subsidiaries may engage in any such transaction or transactions in respect of which the aggregate Operating Lease Value and Capital Lease Obligations outstanding at any time is not more than $25,000,000.

            Section 7.10. Hedging Transactions. The Borrower will not, and will not permit any of the Subsidiaries (other than Monetization Subsidiaries) to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (a) in connection with the purchase by any third party of any common stock or any Indebtedness or (b) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

            Section 7.11. Payment of and Amendments to Senior Unsecured Notes and Subordinated Debt.

            (a) The Borrower will not, and will not permit any of its Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value the Senior Unsecured Notes or any Subordinated Debt, or (ii) make any principal, interest or other payments on any Subordinated Debt that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents, unless otherwise permitted pursuant to Section 7.5 hereof.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of the documents relating to the Senior Unsecured Notes or any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the interest rate on the Senior Unsecured Notes or the Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions materially more onerous or restrictive to the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrower or any Subsidiary in respect of the Senior Unsecured Notes or the Subordinated Debt or confer additional rights upon the holders thereof which individually or in the


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aggregate would be materially adverse to the Borrower or any of its Subsidiaries or adverse to the Administrative Agent or the Lenders.

            Section 7.12. Accounting Changes; Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the Fiscal Year of the Borrower or of any of its Subsidiaries, except to change the Fiscal Year of a Subsidiary to conform its Fiscal Year to that of the Borrower.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            Section 8.1. Events of Default. If any of the following events (each an "Event of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document (including the Schedules attached thereto) shall prove to be incorrect in any material respect when made or deemed made; or

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.2, 5.3 (with respect to the Borrower's existence) or Articles VI or VII; or

            (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses
(a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any Responsible Officer of the Borrower becoming aware of such failure, or (ii) notice thereof having been given to the Borrower by the Administrative Agent or any Lender; or

            (f) any default or event of default shall have occurred and be continuing under the Subordinated Debt Documents (after the expiration of any applicable grace period) or the validity or enforceability of any subordination provision of any Subordinated Debt Document is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute "Senior Indebtedness" for purposes of the applicable Subordinated Debt Document, or all or any part of the Subordinated Debt is accelerated, is declared to be due and payable or is required to be prepaid or redeemed, in each case prior to the stated maturity thereof;


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            (g) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue without a written waiver after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue without a written waiver after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement so long as such Indebtedness is immediately paid when due; provided, further, no Default or Event of Default shall be deemed to have occurred hereunder if the Borrower is unable, due to applicable law restricting investments in a Foreign Subsidiary, to make an investment in such Foreign Subsidiary to fund the repayment of such Material Indebtedness (the "Defaulted Material Foreign Indebtedness"), until five (5) Business Days after an Event of Default would otherwise have occurred under this clause (g) (the "Material Foreign
Indebtedness Cure Period");

            (h) the Borrower, any Material Domestic Subsidiary or any Material Foreign Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

            (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Domestic Subsidiary or any Material First-Tier Foreign Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Material Domestic Subsidiary or any Material First-Tier Foreign Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed, unstayed or unbonded for a period of sixty
(60) days or an order or decree approving or ordering any of the foregoing shall be entered;


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

            (j) the Borrower or Material Domestic Subsidiary or any Material First-Tier Foreign Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts generally as they become due; or

            (k) an ERISA Event shall have occurred that when taken together with other ERISA Events that have occurred, would reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; or

            (l) any judgment or order for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary, (other than a Monetization Subsidiary) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (m) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that would reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (n) a Change in Control shall occur or exist; or

            (o) any material provision of any Subsidiary Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its Subsidiary Guaranty Agreement; or

            (p) Liens created under the Collateral Documents shall not be valid and perfected Liens (other than by failure of the Administrative Agent or the Collateral Agent to take any action) on a material portion of the Collateral; or

            (q) any "Event of Default" as defined in any Loan Document has occurred and is continuing;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent or Collateral Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and


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payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            Section 8.2. Application of Proceeds After Acceleration or Maturity. Subject to Section 3.2 of the Intercreditor Agreement and notwithstanding any other provisions of this Agreement, after the earlier of (a) acceleration of the Obligations and (b) the Revolving Commitment Termination Date, all amounts collected or received (including by way of set-off) by the Collateral Agent, the Administrative Agent or any Lender through the exercise of any remedies on account of amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows: first, to the fees, indemnities and reimbursable expenses of the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full, allocated pro rata in accordance with the respective unpaid fees, indemnities and expenses; second, to the reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of the unpaid expenses; third, to accrued and unpaid interest and fees due and payable to the Lenders under the terms of this Agreement, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of such unpaid interest and fees; fourth, to the aggregate outstanding principal amount of the Loans and the LC Exposure incurred in connection with this Agreement, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of the aggregate amount of such Loans and LC Exposure; provided, however, that all amounts allocated to the contingent LC Exposure pursuant to clause fourth shall be distributed to the Administrative Agent, rather than to any Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for such contingent LC Exposure, such account to be administered in accordance with Section 2.22(g); and fifth, to all other amounts owing to the Lenders pursuant to the terms of this Agreement and the other Loan Documents, including without limitation, all indemnification payments, pro rata based upon their respective shares of such amounts.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            Section 9.1. Appointment of Administrative Agent.

            (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall


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apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            (b) The Issuing Bank shall act on behalf of the Lenders with Revolving Commitments with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Revolving Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

            Section 9.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel concerning all matters pertaining to such duties.


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

            Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

            Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

            Section 9.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

            Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

            Section 9.7. Successor Administrative Agent.

            (a) Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default


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

or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank or commercial finance company organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

            (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent's resignation under this
Section 9.7, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

            Section 9.8. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement, including without limitation all Collateral Documents and the Intercreditor Agreement.

            Section 9.9. Appointment of Syndication Agent and Documentation Agent. The Lenders hereby appoint Manufacturers and Traders Trust Company as Syndication Agent and appoint Standard Federal Bank NA as Documentation Agent. Each Lender agrees that the Syndication Agent and Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.1. Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective


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

shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         If to the Borrower:
                                      JLG Industries, Inc.
                                      1 JLG Drive
                                      McConnellsburg, PA 17233-9533
                                      Attention: James H. Woodward, Jr.
                                      Executive Senior Vice President, Finance and Chief Financial Officer
                                      Telephone No.: (717) 485-5161
                                      Telecopy No.: (717) 485-6462

                                      With copies to:

                                      Covington and Burling
                                      1201 Pennsylvania Avenue, NW
                                      Washington, DC 20004-2401
                                      Attention: Andrew W. Jack, Esquire
                                      Telephone No.: (202) 662-5232
                                      Telecopy No.: (202) 662-6291

                                      and

                                      Covington and Burling
                                      1330 Avenue of the Americas
                                      New York, NY 10019
                                      Attention: David A. Rosinus, Esquire
                                      Telephone No.: (212) 841-1197
                                      Telecopy No.: (212) 841-1144

         To the Administrative Agent:
                                      SunTrust Bank
                                      919 E. Main Street
                                      22nd Floor
                                      Richmond, VA 23219
                                      Attention: Stephen B. Derby
                                      Telephone No.: (804) 782-7348
                                      Telecopy No.: (804) 782-5413
:

         With a copy to:              SunTrust Bank
                                      Agency Services
                                      303 Peachtree Street, N. E./ 25th Floor
                                      Atlanta, Georgia 30308
                                      Attention: Ms. Hope Williams
                                      Telecopy Number: (404) 658-4906

                                      and

                                      King & Spalding LLP
                                      191 Peachtree Street, N.E.
                                      Atlanta, Georgia 30303
                                      Attention: Carolyn Z. Alford
                                      Telecopy Number: (404) 572-5100

         To the Issuing Bank:
                                      SunTrust Bank
                                      25 Park Place, N. E./Mail Code 3706
                                      Atlanta, Georgia 30303
                                      Attention: Jon Connelly
                                      Telecopy Number: (404) 588-8129

         To the Swingline Lender:
                                      SunTrust Bank
                                      Agency Services
                                      303 Peachtree Street, N.E./25th Floor
                                      Atlanta, Georgia 30308
                                      Attention: Ms. Hope Williams
                                      Telecopy Number: (404) 658-4906

         To any other Lender:         the address set forth on Annex I hereto

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be presumed to be received by a party hereto (i) on the next Business Day if transmitted by a recognized overnight delivery service, (ii) on the date of delivery if delivered by hand, or transmitted in legible form by facsimile machine, and (iii) on the third Business Day after the date sent by certified mail, return receipt requested; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

            (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic notice.

            Section 10.2. Waiver; Amendments.

            (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

            (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21 (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; or (vii) release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Bank or the Issuing Bank, in their capacities as such without the prior written consent of such Person.

            Section 10.3. Expenses; Indemnification.

            (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and SunTrust Capital Markets, Inc., as the arranger, including the reasonable fees and disbursements of counsel for the Administrative Agent and SunTrust Capital Markets, Inc., as the arranger, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of outside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made and any Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender against all reasonable out-of-pocket costs, losses, liabilities, claims, damages, and expenses (collectively, "Losses") incurred by them in connection with any investigation, litigation, or other proceedings involving third parties and relating to the transactions contemplated hereby, except for (x) Losses incurred in connection with actions brought by the Borrower or any of its Affiliates where the Borrower or any of its Affiliates is determined to be the prevailing party by a court of competent jurisdiction in a final and nonappealable judgment and (y) instances of gross negligence or willful misconduct on the part of the Indemnitee (as defined below).

            (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all Losses, including the reasonable fees and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby,
(ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any claim, litigation, investigation or proceeding involving third parties and relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of (x) such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment (y) a breach by an Indemnitee of its obligations under the Loan Documents or (z) Losses incurred in connection with actions brought by the Borrower or any of its Affiliates where the Borrower or any of its Affiliates is determined to be the prevailing party by a court of competent jurisdiction in a final and nonappealable judgment.

            (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

            (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, an amount equal to the unpaid amount multiplied by such Lender's Pro Rata Share of all Commitments (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, Loss, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

            (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

            (f) All amounts due under this Section shall be payable promptly after written demand therefor.

            Section 10.4. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Revolving Credit Exposure); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Exposure outstanding thereunder) of the assigning Lender subject to each assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, (ii) each partial assignment shall be made as an assignment of a proportionate, constant and not varying part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender and assignee Lender, (ii) acceptance, recording, thereof by the Administrative Agent pursuant to paragraph
(c) of this Section, (iii) consent thereof from the Borrower to the extent required pursuant to this clause (b) and (iv) if such assignee Lender is a Foreign Lender, compliance by such Person with Section 2.20(e), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (other than a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) above or a consent required by paragraph (b)(iv) above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

            (c) Within five (5) Business Days after receipt of notice and request for new notes, the Borrower shall execute and deliver to the Administrative Agent, in exchange for a surrendered Note or Notes, a new Note or Notes to the order of such assignee Lender in amounts equal to the commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lenders at any reasonable time and at reasonable intervals and from time to time upon reasonable prior notice.

            (d) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Bank or the Issuing Bank sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement payable hereunder or reduce the rate of interest payable hereunder, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of such Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of such Lender except to the extent such release is expressly provided under the terms of the Guaranty Agreement; or (vii) release all or substantially all Collateral securing any of the Obligations. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to
Section 10.7 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 2.18 and Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with applicable law; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process.

            (a) The Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

            Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            Section 10.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the terms and conditions of the Intercreditor Agreement, each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or Issuing Bank.

            Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letters, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

            Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof, with respect to any matters that arose prior to the date of termination of this Agreement.

            Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any non-public information provided to it by the Borrower or any Subsidiary or any Person on their behalf, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors (in which case the Administrative Agent, the Issuing Bank or any such Lender shall cause all such Related Parties to hold all such information confidential in accordance with the provisions of this Section 10.11), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. Notwithstanding anything to the contrary, the Borrower, the Administrative Agent, and the Lenders, and each of their Related Parties may disclose to any and all persons, beginning immediately upon commencement of discussions and without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent and the Lenders relating to such U.S. tax treatment and tax structure.

            Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

            Section 10.13. Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

                  (remainder of page left intentionally blank)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        JLG INDUSTRIES, INC., as
                                        Borrower

                                        By___________________________
                                        Name:
                                        Title:


                                        SUNTRUST BANK,
                                        as Administrative Agent, Issuing Bank,
                                        Swingline Lender and as a Lender

                                        By___________________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY, as Syndication Agent and as a
                                        Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        STANDARD FEDERAL BANK NA,
                                        as Documentation Agent and as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        SIEMENS FINANCIAL SERVICES, INC.,
                                        as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        CITIZENS BANK OF PENNSYLVANIA,
                                        as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        HARRIS TRUST & SAVINGS BANK,
                                        as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA, as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        CREDIT SUISSE FIRST BOSTON,
                                        as a Lender


                                        By___________________________
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                     Annex I

                      COMMITMENTS AND ADDRESSES FOR NOTICES

                              Revolving
Lender                        Commitment          Address
------                        ----------          -------

SunTrust Bank                 $42,500,000         See Section 10.1

Manufacturers and Traders
Trust Company                 $25,000,000         2055 S. Queen St.
                                                  York, PA 17403
                                                  Attn: Kellie M. Matthews
                                                  Telephone No.: 717/771-4905
                                                  Telecopy No.: 717/771-4914

Standard Federal
Bank NA                       $25,000,000         2600 W. Big Beaver
                                                  Troy, MI 48084
                                                  Attn: Mark Ossman
                                                  Telephone No.: 248/822-5081
                                                  Telecopy No.: 248/637-5003

Siemens Financial
Services, Inc.                $17,500,000         200 Somerset Corporate Blvd.
                                                  Bridgewater, NJ 08807-2843
                                                  Attn: Michael Coiley
                                                  Telephone No.: 908/575-4070
                                                  Telecopy No.: 908/575-4060

Citizens Bank
of Pennsylvania               $15,000,000         10 N. 5th St.
                                                  Reading, PA 19601
                                                  Attn: Joseph N. Butto
                                                  Telephone No.: 610/736-6902
                                                  Telecopy No.: 610/736-6908

Harris Trust &
Savings Bank                  $15,000,000         111 W. Monroe
                                                  Chicago, IL 60603
                                                  Attn: Mike Pincus
                                                  Telephone No.: 312/461-7036
                                                  Telecopy No.: 312/461-2591

National City Bank
of Pennsylvania               $15,000,000         20 Stanwix Street
                                                  Pittsburgh, PA 15222-4802
                                                  Attn: W. Christopher Kohler
                                                  Telephone No.: 412/644-8879
                                                  Telecopy No.: 412/644-6224

The CIT GROUP/
Business Credit, Inc.         $10,000,000         The CIT Group/Business
                                                  Credit, Inc.
                                                  Two Wachovia Center
                                                  23 Floor
                                                  301 South Tryon Street
                                                  Charlotte, NC 28202
                                                  Attn: Account Manager
                                                  Telephone No.:__________
                                                  Telecopy No.:__________

Credit Suisse
First Boston                  $10,000,000         ___________________
                                                  ___________________
                                                  Attn:_______________
                                                  Telephone No.:__________
                                                  Telecopy No.:__________

                                   Schedule I

                   APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

--------------------------------------------------------------------------------------------------------

Pricing                   Leverage Ratio      Applicable Margin   Applicable Margin      Applicable
Level                                          for Eurocurrency     for Base Rate      Percentage for
                                                    Loans               Loans            Commitment
                                                                                             Fee
--------------------------------------------------------------------------------------------------------
         I            Greater than 4.5:1.00    2.75% per annum     1.25% per annum     0.50% per annum
--------------------------------------------------------------------------------------------------------
         II           Less than or equal to    2.50% per annum     1.00% per annum     0.50% per annum
                      4.5:1.00 but greater
                      than 4.0:1.00
--------------------------------------------------------------------------------------------------------
        III           Less than or equal to    2.25% per annum     0.75% per annum     0.50% per annum
                      4.0:1.00 but greater
                      than 3.5:1.00
--------------------------------------------------------------------------------------------------------
         IV           Less than or equal       1.75% per annum     0.25% per annum     0.40% per annum
                      to 3.5:1.00 but
                      greater than 3.0:1.0
--------------------------------------------------------------------------------------------------------
         V            Less than or equal to    1.50% per annum     0.00% per annum     0.30% per annum
                      3.0:1.0
--------------------------------------------------------------------------------------------------------

                                   SCHEDULE II

                           EXISTING LETTERS OF CREDIT

Letter of  Amount of Letter of    Beneficiary                  Applicant
Credit     Credit
Number

F841544           $125,000.00     Wachovia Bank National       Gradall Company
                                  Association
F841545           $858,270.00     Wachovia Bank National       Gradall Company
                                  Association
F841854           $858,270.00     AKBank                       Gradall Company
F841547         $1,696,000.00     Wachovia Bank National       Borrower
                                  Association
F841549           $326,487.60     Wachovia Bank National       Borrower
                                  Association
F841633           $140,000.00     ABN Amro                     Borrower
F841726           $586,600.00     Travelers Indemnity          Borrower
F841639         $6,200,000.00     CommonWealth                 Borrower

                                  SCHEDULE III

                            EXISTING SYNTHETIC LEASES

      1. That certain lease agreement dated as of January 28, 2000 by and between Borrower and SunTrust Bank. (Torrid Lease)

      2. That certain lease agreement dated as of January 26, 2001, by and between JLG Equipment Services Inc. and SunTrust Bank. (EQS #1)

      3. That certain lease agreement dated as of July 28, 2000 by and between Borrower, as successor by merger to Gradall Orrville Company and SunTrust Bank. (Plant Equipment at Orrville)